As filed with the Securities and Exchange Commission on June 6, 1997
                                                     Registration No. 333-16893

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                                     SECURITIES AND EXCHANGE COMMISSION
                                            Washington, DC 20549
                                       ------------------------------
                                                 FORM SB-2/A
                                              AMENDMENT No. 6
                                           Registration Statement
                                                   Under
                                         The Securities Act of 1933
                                    COTTON VALLEY RESOURCES CORPORATION
                               (Name of Small Business Issuer in Its Charter)

           Ontario, Canada                            1381                                 98-0164357
                                                                                  (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of    (Primary Standard Industrial Classification
 Incorporation or Organization)                        Code Number)
   8350 North Central Expressway         8350 North Central Expressway                     Patty Dickerson
            Suite M2030                           Suite M2030                     8350 North Central Expressway
        Dallas, Texas 75206                   Dallas, Texas 75206                           Suite M2030
           (214) 363-1968                                                              Dallas, Texas 75206
                                      (Address of Principal Place of Business or          (214) 363-1968
(Address and Telephone Number of            Intended Principal Place of Business)
     Principal Executive Offices)                                                (Name, Address and Telephone Number of
                                                                                           Agent for Service)

                                         ------------------------------

      Maurice J. Bates, L.L.C.            Copies to:              Norman R. Miller, Esq.
    8214 Westchester, Suite 500                                 Wolin, Ridley & Miller LLP
        Dallas, Texas 75225                                    1717 Main Street, Suite 3100
     Telephone: (214) 692-3566                                     Dallas, Texas 75201
        Fax: (214) 987-2091                                     Telephone: (214) 939-4906
                                                                   Fax: (214) 939-4949

                                       ------------------------------

                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                         CALCULATION OF REGISTRATION FEE


  Title of Each Class of    Amount to be     Proposed Maximum        Proposed Maximum       Amount of
Securities to be RegisteredRegistered(1)  Offering Price per UnitAggregate Offering PriceRegistration Fee
----------------------------------------- --------------------------------------------------------------
Units for public sale(2)      300,000(3)          $10.00(3)            $ 3,000,000(3)        $ 600(3)
----------------------------------------- --------------------------------------------------------------
Common Stock, no par value(4)1,800,000               -                      -                   -
----------------------------------------- --------------------------------------------------------------
Redeemable Common Stock
Purchase Warrants(5)         1,980,000(6)          $2.08(6) )            $4,118,400(6)        $ 824(6)
----------------------------------------- --------------------------------------------------------------
Units subject to Placement
Agents' Warrants(7)            30,000             $12.00                $ 360,000             $ 72
----------------------------------------- --------------------------------------------------------------
Common stock, no par value(8)3,960,000               -                      -                   -
----------------------------------------- --------------------------------------------------------------
Total                            -                   -                  $7,478,000           $1,496
========================================= ==============================================================



(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Includes 300,000 Units proposed for sale to the public.

(3) Includes the Common Stock and the Redeemable Common Stock Purchase Warrants for which no additional consideration will be received.

(4) Represents 1,800,000 shares underlying Units proposed for sale to the public.

(5) Includes 1,800,000 warrants underlying Units proposed for sale to the public, and 180,000 warrants underlying the Units subject to Placement Agents' Warrants.

(6) Pursuant to Rule 457(g), represents additional consideration to be received upon exercise of, and includes Common Stock underlying, the Redeemable Common Stock Purchase Warrants.

(7) Represents 30,000 Units that the Placement Agents have the right to acquire upon exercise of Placement Agents' Warrants.

(8) Includes 1,980,000 shares included in the Units for which no separate fee is required pursuant to Rule 457(i); and 1,980,000 shares underlying the Redeemable Common Stock Purchase Warrants, the fee for which is included under Redeemable Common Stock Purchase Warrants.


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     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment specifically stating that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                                    CROSS REFERENCE SHEET
                          (Between Items of SB-2 and the Prospectus)


  Item
  No.                             Caption                                Location in Prospectus
   1.    Front of Registration Statement and Outside Front Cover
         of Prospectus........................................      Outside Front Cover Page
   2.    Inside Front and Outside Back Cover Pages of Prospectus    Inside Front and Outside Back Cover
                                                                    Pages
   3.    Summary Information and Risk Factors.................      Prospectus Summary; Risk Factors
   4.    Use of Proceeds......................................      Use of Proceeds
   5.    Determination of Offering Price......................      Outside Front Cover Page; Plan of
                                                                    Placement
   6.    Dilution.............................................      Dilution
   7.    Selling Security Holders.............................      Inapplicable
   8.    Plan of Distribution.................................      Outside Front Cover Page; Plan of
                                                                    Placement
   9.    Legal Proceedings....................................      Business and Properties--Legal
                                                                    Proceedings
  10.    Directors, Executive Officers, Promoters and Control
         Persons..............................................      Management
  11.    Security Ownership of Certain Beneficial Owners and
         Management...........................................      Principal Shareholders
  12.    Description of Securities............................      Description of Securities; Shares
                                                                    Eligible for Future Sale
  13.    Interest of Named Experts and Counsel................      Inapplicable
  14.    Disclosure of SEC Position on Indemnification for
         Securities Act Liabilities...........................      Inapplicable
  15.    Organization Within Last 5 Years.....................      Prospectus Summary; Business and
                                                                    Properties
  16.    Description of Business..............................      Business and Properties
  17.    Managements's Discussion and Analysis or Plan of
         Operation............................................      Management's Discussion and
                                                                    Analysis or Plan of Operation
  18.    Description of Property..............................      Business and Properties
  19.    Certain Relationships and Related Transactions.......      Certain Relationships and Related
                                                                    Transactions
  20.    Market for Common Equity and Related Shareholder Matters   Description of Securities;  Market
                                                                    for Common Equity
  21.    Executive Compensation...............................      Management
  22.    Financial Statements.................................      Financial Statements
  23.    Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure..................      Inapplicable

                                [GRAPHIC OMITTED]

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                      Subject to Completion, Dated June 6, 1997
                            COTTON VALLEY RESOURCES
                                  CORPORATION
                                 300,000 Units
          Consisting of Six Shares of Common Stock, Without Par Value
               and Six Redeemable Common Stock Purchase Warrants


     Cotton Valley Resources Corporation ("Cotton Valley" or "Company") is offering a maximum of 300,000 units ("Unit(s)") by this prospectus at an initial public offering price estimated to be $10.00 per Unit. Each Unit consists of six shares of Cotton Valley's common stock, without par value ("Common Stock") and six Redeemable Common Stock Purchase Warrants ("Warrants"). The Units will be separated into Common Stock and Warrants upon being purchased. Cotton Valley has applied for listing of the Warrants on the NASD bulletin board under the symbol " CTVW", and through the Canadian Dealing Network ("CDN") under the symbol "CVZC.WT". See "Plan of Placement."
     The offering price of the Units is based on the closing bid price of the Common Stock on CDN on June __, 1997. Each Warrant represents the right to purchase one share of Common Stock for $2.08 (125% of the public offering price per share of Common Stock) (subject to adjustment) at any time until April 30, 2000. After October 1, 1997, Cotton Valley may redeem the Warrants at $.01 per Warrant upon certain conditions. See "Description of Securities--Other Options and Warrants--Canadian Financings."
     Before this offering, Cotton Valley's Common Stock is traded through the Canadian Dealing Network under the symbol "CVZC"and on NASD's bulletin board under the symbol "CTVYF". Cotton Valley has applied to have its Common Stock listed on the Toronto Stock Exchange under the symbol "CVZ", but there is no assurance it will be successful.

     THE UNITS OFFERED BY THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION INCLUDED IN "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  Price to Public      Placement Agents' Commission (1) Proceeds to Cotton Valley (2)
----------------- -------------------- -------------------------------- ---------------------------

Per Unit          $10.00               $1.00                            $9.00
----------------- -------------------- -------------------------------- ---------------------------
Total Maximum     $3,000,000           $300,000                         $2,700,000
================= ==================== ================================ ===========================

(1) Does not include additional compensation to be received by the Placement Agents in the form of a 1.8% nonaccountable expense allowance, and Warrants to purchase up to 30,000 Units at 120% of the public offering price exercisable between the first and third anniversaries of the date of this prospectus ("Placement Agents' Warrants"). No commissions will be paid with respect to Units directly placed by the Company. In addition, Cotton Valley has agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). See "Plan of Placement."

(2) Before deducting estimated offering expenses of up to $170,000 including the Placement Agents' 1.8% nonaccountable expense allowance.

    These Units are being offered by Cotton Valley through National Securities Corporation (the "Lead Placement Agent") and other NASD Placement Agents (the "Placement Agents"), on a "best efforts" basis for sixty days following the date hereof, unless extended by Cotton Valley for thirty days. Cotton Valley reserves the right to accept or reject any order in whole or in part and to withdraw, cancel or modify this offering without notice.
                         NATIONAL SECURITIES CORPORATON
                      ------------------------------------

                      ------------------------------------


                      The date of this Prospectus is , 1997

                               INSIDE FRONT COVER

                             MAP OF CHENEYBORO FIELD



        IN CONNECTION WITH THIS OFFERING, THE PLACEMENT AGENTS MAY EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT
      A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. STABILIZING TRANSACTIONS MAY BE EFFECTED ON THE NASD BULLETIN BOARD.
     STABILIZING ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes appearing elsewhere in this prospectus. Unless the context indicates otherwise, "Cotton Valley" refers to Cotton Valley Resources Corporation and all of its subsidiaries.

                                   The Company

     Cotton Valley is a development stage oil and gas exploration, development and production company, with no operating history. It was incorporated in Ontario, Canada, originally as Cotton Valley Energy Limited, on February 15, 1995. Through its wholly owned subsidiary Cotton Valley Energy Corporation, a Nevada corporation, Cotton Valley owns (i) approximately 6,700 net acres of primarily non-producing oil and gas leases in the Cheneyboro Field of Navarro County, Texas, (ii) a 25% working interest in 1,145 acres of oil and gas leases in the Movico Field of Mobile County, Alabama, and (iii) an option to acquire a 51.8% working interest in the Sword Unit, offshore Santa Barbara, California. Cotton Valley recently acquired an interest in the Alden Field of Oklahoma. At June 30, 1996, Cotton Valley's proved oil reserves were approximately 4.8 million Bbl, and its proved gas reserves were approximately 13.5 million Mcf.

     Cotton Valley intends to reincorporate in Canada's Yukon Territory during 1997. Under Yukon Territory law, Cotton Valley's board of directors need not be comprised of a majority of Canadian residents as currently required under Ontario law. Since Cotton Valley's principal offices, management and properties are located in the United States, Cotton Valley believes it is advantageous to have a majority of U. S. directors. Cotton Valley may in the future continue from the Yukon Territory to the State of Wyoming. Management believes, but has not received formal legal advice, that there are no significant differences in corporate law concerning material shareholder rights between the Province of Ontario, Yukon Territory and the State of Wyoming. Cotton Valley will not proceed with the reincorporation until after completion of this offering, and after filing a registration statement with the SEC, and after having obtained the approval of Cotton Valley's stockholders.

     Cotton Valley's principal executive offices are located at 8350 North Central Expressway, Suite M2030, Dallas, Texas 75206. Its telephone number is
(214) 363-1968.

                                Business Strategy

     Cotton Valley intends to drill up to 10 horizontal wells on its Texas acreage within 24 months after this offering. Cotton Valley intends to drill two vertical wells on its Alabama property within 12 months after this offering. No assurance can be given that any wells will be drilled or completed or that they will produce oil or gas in commercial quantities. Cotton Valley plans in the future to exercise its option in the Sword Unit, to retain an 11.8% working interest and to sell the remainder. See "Management's Discussion and Analysis or Plan of Operation--12-Month Operating Plan", and "Business and Properties--Cheneyboro Field--Horizontal Drilling", "--Movico Field", "--Sword Unit," and "--Alden Field."

     Cotton Valley's business strategy is to continue to increase reserves and commence and increase production and cash flows by concentrating on:

o Acquiring properties, or companies with properties, with development and exploration opportunities and/or significant cost reduction potential;

o Developing existing reserves through low-risk development drilling or recompletion programs capitalizing on reserves left in existing wells by major oil companies;

o Exploring for new reserves utilizing state-of-the-art technology to reduce exploration risk;

o    Concentrating  on  focused   geographic  areas  to  achieve  operating  and
     technical efficiencies; and

o    Maintaining   financial   flexibility   to  take  advantage  of  additional
     development and acquisition opportunities as they develop.

                                         The Offering


Securities offered by Cotton Valley ...     Maximum of  300,000 Units, each Unit consisting of six shares of Common Stock and six Warrants.  Units may be sold for
                                            cash, exchanged for indebtedness, or exchanged for assets.
                                            See "Description of Securities."
Description of Warrants ...............     Each Warrant entitles the holder to purchase one share of
                                            Common Stock for $2.08 (125% of the offering price) per
                                            share until April 30, 2000.  The Warrants are immediately
                                            exercisable.  Cotton Valley may redeem the Warrants at $0.01 per Warrant under certain conditions.  See "Description of
                                            Securities--Warrants."
Units to be outstanding after this
offering  .............................     Maximum of 300,000 (1)

Warrants to be outstanding after this
offering ..............................     Maximum of 1,800,000 Warrants (1)

Common Stock to be outstanding after this
offering ..............................     Maximum of 13,861,272 shares (2) (3)

Use of Proceeds .......................     For development drilling, to acquire acreage, to reduce debt and for working capital.  See "Use of Proceeds."
Symbols(4):                                 NASD's                         Canadian Dealing
                                            Bulletin Board               Network

   Warrants ...........................     CTVW                            CVZC.WT
   Common Stock .......................     CTVYF                           CVZC

                                    ---------------------

(1) Excludes Securities underlying the Placement Agents' Warrants . See "Plan of Placement."

(2) Excludes up to 1,800,000 shares issuable upon exercise of the Warrants underlying Units offered by this prospectus, up to 360,000 shares underlying the Placement Agents' Warrants, 980,000 shares subject to employee stock options, 1,887,906 shares subject to options and warrants issued in Canadian financings, 500,000 shares subject to warrants issued to Liviakis Financial Communications, Inc. and 100,000 shares to be issued pursuant to a financial consulting agreement. See "Principal Shareholders-Liviakis", "Plan of Placement", "Placement Agents' Warrants" and "Description of Securities--Other Options and Warrants."

(3) Based upon the closing bid price on the Canadian Dealing Network on June ___, 1997, six shares of Common Stock underlying the Units are included.

(4) Cotton Valley's Common Stock is traded on NASD's bulletin board and through the Canadian Dealing Network under the symbols shown and Cotton Valley has applied for additional listing of the Units and Warrants at both locations under the symbols shown. Cotton Valley has also applied for listing of its Common Stock on the Toronto Stock Exchange under the symbol "CVZ." Such listing, if approved, does not imply that a meaningful, sustained market for the Securities will develop.



                                         Risk Factors

     The Units offered by this prospectus are speculative and involve a high degree of risk. They should not be purchased by investors who cannot afford to lose their entire investment. See "Risk Factors."

                                    Summary Financial Data


                                                            From February 15, 1995           (Unaudited)
                                      For the year ended               (inception)     Nine months ended
Statement of operations data:               June 30,1996          to June 30, 1995        March 31, 1997
                                            ------------          ----------------        --------------
Net loss                                        $712,360                   $49,917              $965,418
Net loss per common share                          $0.06                         -                 $0.07
Weighted average shares outstanding           11,403,000                10,655,000            13,390,524






                                                                                          (Unaudited)
                                                                  (Unaudited)          March 31, 1997
Balance sheet data:                       June 30,1996         March 31, 1997             Adjusted(1)
                                          ------------         --------------            ------------
Total assets                               $11,979,330         $12,333,997                $14,863,997
Long-term obligations                          757,758             149,710                    149,710
Working capital                                286,381          (1,142,292)                 1,387,708
Shareholders' equity                        $9,116,883          $9,800,054                $12,330,054

                                     ----------------------------

    (1)Adjusted to reflect the sale of the Units offered by this prospectus.





                             Summary Oil and Gas Reserve Data (1)


                                      Alabama          Texas             Total

Proved producing
    Oil (Bbl).............                  0         93,327           93,327
    Gas (Mcf).............                  0        279,979          279,979
Proved undeveloped
    Oil (Bbl).............            481,843      4,200,812        4,682,655
    Gas (Mcf).............            573,440     12,602,434       13,175,874
                                     ----------------------------

     (1)Estimated as of June 30, 1996. See "Business and Properties--Oil and Gas Reserves."


                          TO CALIFORNIA RESIDENTS ONLY:

        California residents can only purchase the Securities if they have a minimum gross income of $65,000 during the last tax year and have (based on a good faith estimate) a minimum gross income of $65,000 during the current tax year and have a net worth (at fair market value but excluding home equity, home furnishings and automobile) of $100,000, or have a net worth of $250,000.

                                         RISK FACTORS

     INVESTING IN THE UNITS INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Development Stage Company

     Cotton Valley was incorporated in February 1995 and is still in its development stage. Cotton Valley's operations are subject to all of the risks inherent in establishing a new business enterprise. Cotton Valley's potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business. No assurance can be given that Cotton Valley will be successful. See "Business and Properties."

History of Losses

     Cotton Valley incurred operating losses of $712,360 for the fiscal year ended June 30, 1996, and $49,917 from inception to June 30, 1995. The accumulated deficit as of June 30, 1996 was $762,277. The Company incurred an operating loss of $965,418 (unaudited) for the nine month period ended March 31, 1997. No assurance can be given that Cotton Valley will be profitable in the future. See "Management's Discussion and Analysis or Plan of Operation."

Ability to Continue as a Going Concern

     Cotton Valley's financial statements for the fiscal year ended June 30, 1996, and the period from inception to June 30, 1995, were audited by its independent certified public accountants, whose report includes an explanatory paragraph stating that the financial statements have been prepared assuming Cotton Valley will continue as a going concern and that Cotton Valley has incurred significant operating losses to date and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. See "Independent Auditor's Report" and "Financial Statements."

No Substantial Producing Properties

     Except for its recent acquisition of properties in Oklahoma, almost all of Cotton Valley's proved reserves are classified as proved undeveloped, meaning very little production currently exists in Texas and no production exists in Alabama. No assurance can be given that any wells will be drilled or completed or produce oil or gas in commercially profitable quantities. See "Business and Properties."

Capital Expenditures for Undeveloped Properties

     Recovery of Cotton Valley's proved undeveloped reserves will require significant capital expenditures and successful drilling operations. Management estimates that aggregate capital expenditures of approximately $13.5 million will be required to develop these reserves, of which $0.2 million and $3.0 million are expected to be incurred during the remainder of the year ending June 30, 1997, and during the year ending June 30, 1998, respectively. Cotton Valley intends to finance development with the proceeds from this offering and cash from operations. No assurance can be given that Cotton Valley's estimates of capital expenditures will prove accurate, that its financing sources will be sufficient to fund its planned development activities fully or that development activities will be either successful or in accordance with Cotton Valley's schedule. Additionally, any significant decrease in oil and gas prices or any significant increase in the costs of development could result in a significant reduction in the number of wells drilled. See "Management's Discussion and Analysis or Plan of Operation."

Limited Capital; Need for Significant Additional Financing

     Cotton Valley anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated. However, no assurance can be given that Cotton Valley will not require additional financing sooner than currently anticipated.

     The net proceeds of this offering will not be sufficient to fully develop the properties. Development of the properties may require capital resources substantially greater than the net proceeds of this offering or resources otherwise currently available to Cotton Valley. Cotton Valley has no current arrangements with respect to or sources of additional financing. No assurance can be given that additional financing will be available to Cotton Valley on acceptable terms or at all. The inability to obtain additional financing would have a material adverse effect on Cotton Valley, including requiring Cotton Valley to curtail significantly or farm-out development of the properties. Any additional financing may involve substantial dilution to the interests of Cotton Valley's shareholders at that time. See "Management's Discussion and Analysis or Plan of Operation."

Operating Hazards and Other Uncertainties

     The acquisition, development, exploration for and production, transportation and storage of, crude oil, gas liquids and gas involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Cotton Valley's operations are subject to all of the risks normally incident to drilling oil and gas wells, operating and developing oil and gas properties, transporting, processing, and storing gas, including encountering unexpected formations or pressures, premature reservoir declines, blow-outs, equipment failures and other accidents, craterings, sour gas releases, uncontrollable flows of oil, gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills. Oil production requires high levels of investment and has particular economic risks, such as retaining wall failure, fires, explosions, gaseous leaks, spills and migration of harmful substances, any of which can cause personal injury, damage to property, equipment and the environment and severely interrupt operations. Cotton Valley is also subject to deliverability uncertainties related to the proximity of its reserves to pipeline and processing facilities and the inability to secure space on pipelines that deliver oil and gas to commercial markets. Although Cotton Valley maintains insurance in accordance with customary industry practice, it is not fully insured against all of these risks, nor are all such risks insurable. Losses resulting from the occurrence of these risks could have a material adverse impact on Cotton Valley. See "Business and Properties."

Competition

    The oil and gas business is highly competitive and has few barriers to entry. Cotton Valley will be competing with other oil and gas companies and investment partnerships for desirable prospects, contracts with third parties to develop oil and gas properties and purchase equipment necessary to complete wells. Many of Cotton Valley's competitors are larger than Cotton Valley and have substantially greater access to capital and technical resources than does Cotton Valley and may therefore have a significant competitive advantage. Many of Cotton Valley's competitors are capable of making a greater investment in a given area than is Cotton Valley, although large and small companies alike are subject to the economics of cost effectiveness. See "Business and Properties--Competition." California Option

    The Company has an option to acquire a 51.8% working interest in an oil field offshore California. In addition to geophysical, environmental, and regulatory factors, management perceives that an anti-drilling sentiment exists in California. This may make it difficult for the Company to sell part of its option as it intends or to obtain financing to participate in the project. The Company has recorded the option at $438,247, and it is possible that the Company may have to record an impairment of this value at some time in the future. See "Description of Property-Sword Unit"

Volatility of Oil and Gas Prices

    Oil and gas prices fluctuated from $33.00 per Bbl of oil in January 1991 to $13.52 per Bbl in December 1993 and $1.10 per Mcf of gas in February 1992 to $3.72 per Mcf in February 1996. At the end of March 1997, prices were

$20.41 per Bbl and $1.57 per Mcf. Prices for oil and gas probably will continue to fluctuate, depending upon a number of conditions over which Cotton Valley has no control. These conditions include, but are not limited to, actions taken by the Organization of Petroleum Exporting Countries, turmoil in the Middle East, the price of alternative fuels, weather and general economic conditions. A major decline in oil or gas prices could have a material adverse effect on Cotton Valley's operations, financial condition, proved reserves and the costs of developing its oil and gas reserves.

    In addition, Cotton Valley assesses the carrying value of its assets annually in accordance with generally accepted accounting principles under the full cost method. If oil and gas prices decline, the carrying value of Cotton Valley's assets could be subject to downward revision.

Uncertainty of Reserve Estimates

    The reserve estimates included in this prospectus could be materially different from the quantities and values ultimately realized. Reserve data set forth in this prospectus are only estimates. In general, estimates of economically recoverable oil and gas reserves and future net cash flows from them are based upon a number of variable factors and assumptions, such as historical production from the properties, the assumed effects of governmental regulation and future operating costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil and gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected from them, prepared by different engineers or by the same engineers at different times, may vary substantially. Cotton Valley's actual production, revenues, taxes and development and operating expenditures with respect to its reserves will vary from such estimates, and such variances could be material. Numerous uncertainties are inherent in estimating proved reserves, including many factors beyond Cotton Valley's control.

    Estimates with respect to proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history will result in variation, which may be material, in the estimated reserves.

    Estimated discounted future net cash flows from estimated proved reserves are based on prices and costs as of the date of the estimate unless prices or costs are contractually determined at that date. Actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as actual production, supply and demand for oil and gas, curtailments or increases in consumption by gas purchasers, changes in governmental regulation or taxation and the impact of inflation on costs. See "Business and Properties--Oil and Gas Reserves."

Need to Replace Reserves

    Cotton Valley's future oil and gas reserves and production, and therefore its cash flows, are highly dependent upon Cotton Valley's success in exploiting its current reserve base and acquiring or discovering additional reserves. Without the addition of reserves through exploration, acquisition or development activities, Cotton Valley's reserves and production will decline over time as reserves are exploited. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flows from operations are insufficient and external sources of capital become limited or unavailable, Cotton Valley's ability to make the necessary capital investments to maintain and expand its oil and gas reserves will be impaired. In addition, no assurance can be given that Cotton Valley will be able to find and develop or acquire additional reserves to replace production at acceptable costs.

Environmental Risks

    All  phases  of the oil and gas  business  present  environmental  risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and United States and Canadian federal, provincial, state and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with Cotton Valley's past and current operations. The legislation also requires that refineries, wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. Although Cotton Valley believes that it is currently in substantial compliance with all existing material environmental regulations, no assurance can be given that future environmental costs will not have a material adverse effect on Cotton Valley's financial condition or results of operations.

Use of Proceeds

    As of the date of this prospectus, management has not specifically determined the use of a portion of the estimated net proceeds. Management will decide how to apply this portion of the net proceeds in its discretion without shareholder input. Accordingly, investors in this offering will be entrusting this portion of their funds to management without any determination as to its use. See "Use of Proceeds."

Dependence on Key Personnel

    Cotton Valley depends to a large extent on the services of Messrs. Soltero, Hogue and Burden. The loss of the services of any one of them could have a material adverse effect on Cotton Valley's operations. Cotton Valley has not entered into any employment contracts with any of its executive officers, nor has it obtained key personnel life insurance. Cotton Valley believes that its success is also dependent on its ability to continue to employ and retain skilled technical personnel. See "Management."

Limited Public Market and Possible Volatility of Securities

    Prior to this offering, Cotton Valley's common shares have traded "over-the-counter" on NASD's bulletin board and "over-the-counter" in Canada on the Canadian Dealing Network. Application has been made to list the Warrants for trading in these markets. No assurance can be given that an active public market will develop or be sustained after the offering. The initial public offering price of the Units has been determined by negotiations between Cotton Valley and certain Placement Agents by reference to the value of Cotton Valley's oil and gas reserves compared to other oil and gas companies. See "Plan of Placement." The trading price of the Securities could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements of drilling results by Cotton Valley and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Securities.

     The Company has applied to have its Common Stock listed on the Toronto Stock Exchange. There is no assurance the Company's securities will be listed on the Toronto Stock Exchange.

Immediate Substantial Dilution

    This offering involves immediate substantial dilution to investors in the net tangible book value per share of Common Stock underlying each Unit from the public offering price. See "Dilution."

Securities Eligible for Future Sale

    Upon completion of this offering, a maximum of 300,000 Units and 12,061,272 shares of Common Stock issued prior to this offering will be outstanding. The components of the Units will be eligible for sale without restriction immediately after completion of the offering. 9,204,318 shares of Common Stock were registered on Form 20-F and are currently eligible for sale without restriction in Canada and subject to Rule 144 in the United States. The sale of significant quantities of these shares could have an adverse effect on the market price of Cotton Valley's Securities.

    Furthermore, the 12,061,272 shares of Common Stock are eligible for sale (subject to control block issues) under Canadian and Ontario rules. Cotton Valley's Common Stock trades on the Canadian over-the-counter system known as the Canadian Dealing Network. See "Securities Eligible for Future Sale."

Risk of Redemption of Warrants

    Cotton Valley may redeem the Warrants for $0.01 per Warrant at any time after October 1, 1997, on 30 days prior written notice under certain circumstances. Notice of redemption could force the holders to exercise their Warrants and pay the exercise price at a time when it might be disadvantageous or difficult for the holder to do so, sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or accept the redemption price, which is likely to be less than the market price of the Warrants at the time of redemption. See "Description of Securities-- Warrants".

Placement Agents' Warrants; Risk of Further Dilution

    Cotton Valley has agreed to sell to the Placement Agents, for nominal consideration, warrants to purchase up to 30,000 Units at an exercise price of 120% of the price at which the Units are initially offered to the public. Cotton Valley has granted the Placement Agents certain registration rights with respect to the Securities issuable upon exercise of the Placement Agents' Warrants. The Placement Agents' Warrants and any profits realized by the Placement Agents on the sale of the Securities underlying the Placement Agents' Warrants could be considered additional compensation. For the term of the Placement Agents' Warrants, the holders are given, at nominal cost, the opportunity to profit from the difference, if any, between the exercise price of the Placement Agents' Warrants and the value of or market price, if any, for the Securities, with a resulting dilution in the interest of existing shareholders. The Placement Agents' Warrants may be exercised at a time when, in all likelihood, Cotton Valley would be able to obtain any needed capital by a new placement of Securities on terms more favorable than those provided for by the Placement Agents' Warrants.
See "Plan of Placement."

Regulation

    Cotton Valley's business is subject to federal, state and local regulation relating to the development, production and transmission of oil and gas, as well as environmental and safety matters. No assurance can be given that current or future regulation will not adversely affect Cotton Valley's exploration for, and production and transmission of, oil and gas or its financial condition and results of operations. See "Business and Properties--Regulation."

No Dividends

    Cotton Valley's board of directors presently intends to retain all of Cotton Valley's earnings for the expansion of its business. Cotton Valley therefore does not anticipate the distribution of cash dividends in the foreseeable future. Any future decision of Cotton Valley's board of directors to pay cash dividends will depend, among other factors, upon Cotton Valley's earnings, financial position and cash requirements. See "Dividend Policy."

Availability of Preferred Stock

    Cotton   Valley's  board  of  directors  is  authorized,   without   further
shareholder action, to issue preferred stock in one or more series and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each series. No preferred stock currently is outstanding and Cotton Valley has no plans to issue any preferred stock. Any future preferred stock issuances could have the effect of, among other things, restricting common stock dividends, diluting common stock voting power, impairing common stock liquidation rights and delaying or preventing a change in control of Cotton Valley without further action by the shareholders.

Exchange Rate Fluctuations

    Cotton Valley is exposed to foreign exchange risks since it has granted stock options, warrants and agent's options denominated in Canadian currency while the majority of its expenditures will be in United States dollars. Any significant reduction in the value of the Canadian dollar may decrease the value of funds in United States dollars Cotton Valley receives upon exercise of warrants and options.

Income Tax Considerations

     The purchase of Securities by United States residents may have tax consequences in both the United States and Canada. Prospective investors should consult their own tax advisors regarding the particular tax consequences applicable to them. See "Certain Income Tax Considerations."



                                 USE OF PROCEEDS

    The net proceeds to Cotton Valley from the sale of a maximum of 300,000 Units pursuant to this prospectus at an assumed public offering price of $10.00 per Unit are estimated to be approximately $2,530,000 after deducting estimated Placement Agent commissions and offering expenses.

    Approximately   $600,000  of  the  Units  will  be  used  to  repay  certain liabilities and part of the debt that Cotton Valley incurred to acquire its Texas and Alabama properties. The original principal amount of the debt on the Texas properties was $1,086,050, of which approximately $816,000 was outstanding as of March 31, 1997. $586,000 of this debt bears interest at 12.0% and matures on July 17, 1997. The remaining $230,000 does not bear interest and is payable upon transfer of title. Management anticipates it will be able to extend the payment term on the balance of the debt until sufficient cash from operations is generated. Certain debt holders have agreed to accept Units in exchange for indebtedness, in the amount of approximately $600,000. See "Management's Discussion and Analysis or Plan of Operation", "Business and Properties--Recent Developments" and note 3 of Notes to Consolidated Financial Statements.

    Cotton Valley intends to use the remaining net proceeds of this offering for development drilling on its Texas and Alabama properties, and deepening one well on its Oklahoma property. Seven wells are scheduled to be drilled within 12 months after this offering. Cotton Valley anticipates cash generated from the first wells and/or sales of participation to third parties will be sufficient to fund the drilling of the rest of the wells. No assurance can be given that any wells will be drilled or completed or produce oil or gas in commercial quantities. See "Business--Properties--Cheneyboro Field" and "--Movico Field."

     Cotton Valley intends to invest the net proceeds of this offering in short-term, investment grade obligations or bank certificates of deposit until they are used.

                                 CAPITALIZATION

    The following table sets forth Cotton Valley's total consolidated capitalization as of June 30, 1996, as reflected in the audited financial statements, the capitalization of Cotton Valley as of March 31, 1997 as reflected in the unaudited financial statements, the pro forma capitalization of Cotton Valley as of March 31, 1997 giving effect to the sale of 300,000 Units at $10.00 per Unit in this offering and application of the estimated net proceeds as described in this prospectus. See "Use of Proceeds." The table should be read in conjunction with the consolidated financial statements and notes and the other financial information included elsewhere in this prospectus.



                                                                 (Unaudited)           (Unaudited)
                                              June 30, 1996  March  31, 1997       March  31, 1997
                                                     Actual           Actual           As Adjusted
                                                     ------           ------           -----------


Total debt, including current maturities:
   Accounts payable on oil and gas interests(1)        $  230,000     $230,000           $       -
   Notes payable on oil and gas interests(2)           $  586,049     $586,049           $       -
   Advances from related parties(3)                    $  171,709     $149,710            $149,710
                                                       ----------      -------            --------
                                                       $  987,758     $965,759            $149,710
                                                       ----------      -------            --------
Shareholders' equity:
   Common stock without par value, unlimited
   shares authorized, 9,191,596 shares
   outstanding  on June 30, 1996,  11,708,881
   outstanding on March 31, 1997 and
   13,508,881 on March 31, 1997 as
   adjusted(4)                                         $9,879,160  $11,527,749         $14,057,749
   Accumulated deficit                                   (762,277)  (1,727,695)         (1,727,695)
                                                     ------------  -----------        ------------

Total shareholders' equity                             $9,116,883   $9,800,054         $12,330,054
                                                     ------------  -----------         -----------
   Total capitalization                               $10,104,641  $10,765,813         $12,479,764
                                                      ===========  ===========         ===========


               ----------------------


(1)  See note 3 of Notes to Consolidated Financial Statements.

(2)  See note 4 of Notes to Consolidated Financial Statements.

(3) See "Certain Relationships and Related Transactions" and note 6 of Notes to Financial Statements. (4) Excludes 1,800,000 shares issuable upon exercise of the Warrants underlying Units offered by this prospectus, 360,000 shares underlying the Placement Agents' Warrants, 980,000 shares subject to employee stock options, 1,887,906 shares subject to options and warrants issued in Canadian financings, 500,000 shares subject to warrants issued to Liviakis Financial Consultants, Inc. and 100,000 shares to be issued pursuant to a financial consulting agreement. See "Principal Shareholders--Liviakis", "Placement Agent--Placement Agents' Warrants" and "Description of Securities--Other Options and Warrants."

                                    DILUTION

     As of March 31, 1997, Cotton Valley's unaudited net tangible book value was $9,800,054 or $0.84 per share of common stock. Net tangible book value is the aggregate amount of Cotton Valley's tangible assets less its total liabilities. Net tangible book value per share represents Cotton Valley's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 300,000 Units (consisting of 1,800,000 shares of Common Stock and 1,800,000 Warrants) at an offering price per Unit of $10.00, or $1.67 per share of Common Stock (no value assigned to Warrants), application of the estimated net sale proceeds (after deducting Placement Agent commissions and other offering expenses) Cotton Valley's net tangible book value as of March 31, 1997 would increase from $9,800,054 to $12,330,054, and the net tangible book value per share would increase from $0.84 to $0.91. This represents an immediate increase in net tangible book value of $0.07 per share to current shareholders, and immediate dilution of $.76 per share to new investors or 46%, as illustrated in the following table:


Public offering price per share of Common Stock                           $1.67
    Net tangible book value per share before this offering....   $0.84
    Increase per share attributable to new investors..........   $0.07
                                                                 -----
Adjusted net tangible book value per share after this offering            $0.91
                                                                          -----
Dilution per share to new investors...........................            $0.76
Percentage dilution...........................................              46%



                                  Shares Purchased        Total Consideration
                                  Number   Percent        Amount       Percent   Average per Share
                                  ------   -------        ------       -------   -----------------
Current Common Stockholders   11,708,881     86.7%    $12,971,005       81.2%     $1.11
New Investors                  1,800,000     13.3%      3,000,000       18.8%     $1.67
                               ---------      -----     ---------       ----
                              13,508,881    100.0%    $15,971,005      100.0%
                              ==========    ======   ============      ======

                                 DIVIDEND POLICY

     Cotton Valley has never paid dividends on its Common Stock and does not plan to pay dividends in the foreseeable future. Whether dividends will be paid in the future will be in the discretion of Cotton Valley's board of directors and will depend on various factors, including its earnings and financial condition and such other factors as Cotton Valley's board of directors considers relevant. Cotton Valley currently intends to retain earnings to develop and expand Cotton Valley's business. See "Management's Discussion and Analysis or Plan of Operation."

                            MARKET FOR COMMON EQUITY

     Cotton Valley's Common Stock began trading through the Canadian Dealing Network on June 24, 1996, under the symbol "CVZC." From June 24, 1996, through April 30, 1997, the following table sets forth the high and low bid information for Cotton Valley's Common Stock in Canadian Dollars as reported on the Canadian Dealing Network. The information in the table reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. During this period, the Canadian Dollar traded in the $.73 to $.74 range. On April 30, 1997 one Canadian Dollar was worth $.73.

                                    High          Low
                                    ----          ---

June 24-30, 1996                   $2.80        $2.50
July 1-September 30, 1996          $2.60        $1.20
October 1-December 31, 1996        $1.90        $0.97
January 1-March 31, 1997           $3.45        $1.45
April 1-April 30, 1997             $2.45        $1.95


     Cotton Valley's Common Stock began trading through the NASD Bulletin Board on January 14, 1997 under the symbol "CTVYF". From January 14, 1997 to April 30, 1997 (the latest practicable date) the following table sets forth the high and low bid information for Cotton Valley's Common Stock in U.S. currency as reported on the NASD Bulletin Board. The information that the table reflects is inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


                                         High          Low
                                         ----          ---
      January 14 -March 31, 1997         $2.20         $1.00
      April 1- April 30, 1997            $1.75         $1.38

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

First Nine Months Fiscal 1997 and First Nine Months Fiscal 1996

        During the nine months ended March 31, 1997, Cotton Valley incurred a net loss of $965,418. From February 15, 1995 (inception), to March 31, 1997, Cotton Valley accumulated a deficit of $1,727,695.

        The loss of $1,465,418 for the first nine months of 1997 compares to a loss of $783,341 during the first nine months of 1996. There was greater business activity during the first nine months of fiscal 1997 and during this period Cotton Valley issued 1,141,000 shares of common stock to Liviakis Financial Communications, Inc. for services. The stock was valued at $.73 per share, based on trading on the Canadian over-the-counter market, for a total expense of $832,930.

        During the first nine months of fiscal 1996, Cotton Valley issued 300,000 shares for services which was recorded at $446,950. Other expenses during this period were $209,253. The loss before income tax benefit of $230,000 was $656,203.

        Rehabilitation work on two wells in the Cheneyboro Field in the fourth quarter of fiscal 1996 resulted in oil and gas sales of $74,473 during the first nine months of 1997.

        Cotton Valley acquired its interest in the Alden Field in December 1996 for $416,328 of which $35,000 was paid in December 1996 and $381,328 was paid upon closing on March 3, 1997.

        During the nine months ended March 31, 1997, Cotton Valley issued 36,888 shares of common stock to individuals for services which was recorded at $30,932, issued 73,750 shares of common stock to settle debts which was recorded at $53,838, issued 1,141,000 shares of common stock to Liviakis Financial Communications, Inc. (See "Principal Shareholders--Liviakis") which was recorded at $832,930, issued 416,667 shares of common stock to former Arjon shareholders on exercise of warrants for $200,449, issued 300,000 shares of common stock in Canadian private placements for proceeds of $235,425 (before deducting costs of $14,600), issued 500,000 shares of common stock to Liviakis Financial Services, Inc. for cash of $375,000, and issued 48,980 shares of common stock to the agent involved in Canadian Financings on exercise of agent's options for $78,215.



Fiscal Year 1996 and Fiscal Period 1995

        From February 15, 1995 (inception), to June 30, 1996, Cotton Valley accumulated a deficit of $762,277 after an income tax benefit of $412,000. During this period, Cotton Valley acquired its properties, merged with Arjon Enterprises, Inc., issued debentures and notes and sold stock for cash.

        Legal, audit and accounting fees were $190,053, which represents 17% of the net loss before tax through June 30, 1996.

        Management fees of $82,840 and salaries of $163,309, for a total of $246,149, represent 22% of the net loss before tax through June 30, 1996. Cotton Valley paid management fees of $10,000 per month from incorporation to July 31, 1995, and $20,000 per month from August 1, 1995 to March 31, 1996, for the full-time services of two of its officers. Effective April 1, 1996, each of these officers received a salary of $10,000 per month. A third officer earned $10,000 per month from August 1, 1995. A fourth officer earned $10,000 per month from May 1, 1996.

        Management fees and salaries totaling $194, 951 from inception through June 30, 1996, were capitalized into oil and gas properties and are thus not included in the accumulated deficit as of that date. These costs represent the estimated portion of the compensation directly attributable to acquisition of the properties in the Cheneyboro Field and related development activities.

        Cotton Valley acquired its interest in the Cheneyboro Field from 18 different property owners in March 1995 in exchange for 3,252,533 shares of common stock, 406,567 Class A Warrants, and $1,086,050, of which approximately $500,000 has been paid. See "Description of Securities--Other Options and Warrants--Canadian Financings."

        Cotton Valley also acquired a one-quarter interest in 1,145 acres of oil and gas leases in the Movico Field of Mobile County, Alabama. It issued 623,424 Common Shares, granted 77,928 Class A Warrants and agreed to pay $230,000 as consideration.

        Cotton Valley purchased an option to acquire a 51.8% working interest in the Sword Unit, offshore Santa Barbara, California, through an interest in an Option Agreement held by PetroGreen Company to purchase all of Conoco, Inc.'s interest in the Sword Unit (the "Option Agreement"). All leases and the unit are held under a current Minerals Management Service of the Department of Interior ("MMS") Suspension of Operations Order ("SOO") with no short-term drilling obligations. The Option Agreement remains effective through the California Offshore Oil and Gas Energy Resources ("COOGER") regional data collection study or until 30 days after the SOO is terminated. COOGER is a joint venture involving federal, state and local agencies and all of the Pacific outer continental shelf and California State Tidelands lease owners organized to study the environmental implications and methods of producing from the area. In connection with its participation in the COOGER study, MMS has stated that its SOO would not be terminated until after the COOGER study is completed. Completion of the COOGER study is scheduled for the fourth quarter of 1997, but it appears to be behind schedule. On November 5, 1996 the MMS extended its SOO until December 31, 1998. Cotton Valley is responsible for paying Conoco's share of the cost of the COOGER study, which portion is expected to be approximately $60,000.

        Cotton Valley intends to exercise its option, to retain an 11.8% working interest in the Sword Unit and to sell the remainder of its interest to industry participants. No assurance can be given, however, that Cotton Valley will be successful in selling all or any part of the remainder of its interest on terms and conditions satisfactory to Cotton Valley. Upon purchase of the Conoco interest in the Sword Unit, the original option owner is entitled to an overriding royalty interest of 31/3% proportionally reduced as to Conoco's interest, on all the leasehold interests being acquired. The net revenue interest remaining to Cotton Valley will be 80% of its working interest. Cotton Valley cannot exercise its option under the Option Agreement unless it, and its syndicate of co-owners, are acceptable to the MMS.

        Cotton Valley intended to have its shares of Common Stock listed on the Toronto Stock Exchange and therefore acquired Arjon Enterprises Inc.,which was a Canadian public company. Cotton Valley has applied for listing on the Toronto Stock Exchange. There is however, no assurance that Cotton Valley will be successful.

        During the year ended June 30, 1996, Cotton Valley issued 1,272,500 shares of Common Stock in Canadian private placements for cash of $2,089,872 and issued 288,529 shares of Common Stock upon conversion of debentures sold in Canada for $426,474. Share issuance costs associated with these transactions amounted to $915,785; the net amount was $1,174,087.

        Cotton Valley has not sold any working interests in its properties at this time.

12-Month Operating Plan

        As of March 31, 1997, Cotton Valley had a working capital deficiency of $1,142,292, calculated by subtracting accounts payable of $710,184 and the current portion of long-term debt of $586,049 from current assets of $153,941. Management estimates that aggregate capital expenditures of approximately $13.5 million will be required to develop its reserves, of which $0.2 million and $3.0 million are expected to be incurred during the remainder of the year ending June 30, 1997, and during the year ending June 30, 1998, respectively. Cotton Valley intends to finance development with the proceeds from this offering and cash from operations, and sale of participation in wells, of which no assurance can be given.

        Cotton Valley does not intend to significantly increase the number of employees during the 12 months following the offering.

        Cotton Valley intends to drill and complete five horizontal wells with an average depth of 9,500 feet laterally in the Cheneyboro Field within 12 months after this offering. The estimated cost of each well is approximately $1,000,000. Depending upon the results, Cotton Valley plans to drill and complete ten more horizontal wells in two groups of five. Assuming commercially profitable production, cash generated from the first five wells should be sufficient to fund the drilling and completion of subsequent wells.

        Cotton Valley intends to drill two vertical wells to a depth of approximately 17,000 feet in the Movico Field within 12 months after this offering.

Cotton Valley intends to deepen two wells from approximately 8,000 feet to approximately 10,000 feet in the Alden Field within 12 months of this offering.

        Cotton Valley intends to exercise its option on the offshore California property, retain an 11.8% working interest and sell the remainder of its interest to industry participants. Management does not expect to exercise the option until the end of 1998 at the earliest. See "Management's Discussion and Analysis or Plan of Operation--Fiscal Year 1996 and Fiscal Period 1995."

Liquidity and Capital Resources

        As of March 31, 1997, Cotton Valley had a working capital deficiency of $1,142,292 calculated by subtracting accounts payable of $710,184 and the current portion of long-term debt of $586,049 from current assets of $153,941. Included in accounts payable is $230,000 representing an unpaid part of the purchase price of the Movico Field which is not due until others who hold an interest in the property decide to commence drilling. The current portion of long-term debt is described in the following paragraph.

        Approximately $600,000 of the estimated net proceeds of this offering will be used to repay certain liabilities and part of the debt that Cotton Valley incurred to acquire its Texas and Alabama properties. The original principal amount of the debt on the Texas properties was $1,086,050, of which approximately $816,000 was outstanding as of March 31, 1997. $586,000 of this debt bears interest at 12.0% and matures on July 17, 1997. The remaining $230,000 does not bear interest and is payable upon transfer of title. Management anticipates it will be able to extend the payment term on the balance of the debt until sufficient cash from operations is generated. Certain debt holders have agreed to accept Units in exchange for $600,000 of indebtedness. See "Business and Properties--Recent Developments".

        During the first nine months of fiscal 1997, Cotton Valley purchased oil and gas interests in the Alden Field, Caddo County, Oklahoma for $416,328. Cotton Valley paid $35,000 in the second and $381,328 in the third quarter of fiscal 1997 and $40,000 will be paid to purchase additional interests during the fourth quarter of fiscal 1997.

        In the first part of 1995, Cotton Valley investigated raising approximately $4,000,000 by way of equity financing. Advisors to Cotton Valley suggested this amount was too small for U.S. equity markets and further suggested that the funds be raised in Canada.

        Cotton Valley arranged with Majendie Securities Ltd., a Canadian investment banker, to raise approximately $4,000,000 in the Canadian market by way of a private placement of Cotton Valley's securities. An agreement was made to merge Cotton Valley with Arjon Enterprises Inc., a Canadian public company, so that after the merger, Cotton Valley's securities could trade in Canada, providing private placement investors with liquidity. Cotton Valley also applied to have its shares listed on the Toronto Stock Exchange. Cotton Valley intended to use the $4,000,000 to reduce debt on its properties and to provide funds to drill wells in the Cheneyboro Field. Future drilling would have been funded from operations.

        The private placement, which occurred during April through June 1996, raised only $2,089,872. This amount was insufficient to qualify for a Toronto Stock Exchange listing or to commence exploitation of Cotton Valley's properties.

        Cotton Valley will require additional cash between the date this Registration Statement is filed and the date net proceeds of its offering are received. Management is currently taking the following steps:


-    it has encouraged warrant holders to exercise warrants,

- it is actively seeking participation from other oil and gas companies to fund part of the Cheneyboro Field development,

- it is in negotiation with three parties for debt financing, in the nature of a "bridge loan" to be repaid with net proceeds of its intended U.S. offering, and

- it has entered into an agreement with Liviakis Financial Communications, Inc. of Sacramento, California ("Liviakis") which includes a provision whereby Liviakis has purchased 500,000 of the Company's shares for $375,000.

        Management believes a combination of the above steps will provide liquidity until this offering is completed. There is no assurance management will be successful.

        Cotton Valley has paid $350,000 on the purchase of the Alden Field. Management expects to pay the outstanding amount of the Alden Field purchase of $40,000 from cash generated from operations.

        Cotton Valley has entered into an agreement with a foreign investor to privately place up to Cdn$ 600,000 of shares of Common Stock and Warrants at the lower of Cdn$ 2.25 per share or the daily average closing price from January 30, 1997 to the date the final payment is made for purchase of the interests in the Alden Field.

        Cotton Valley currently anticipates that the net proceeds of this offering will be sufficient to satisfy its operating cash requirements for at least 12 months following the consummation of this offering. No assurance can be given, however, that Cotton Valley will not require additional financing sooner than currently anticipated.

        The net proceeds of this offering and the anticipated sale of an interest in the offshore California property will not be sufficient to fully develop the properties. If the cash flow generated from the first five wells is less than expected, the development of properties may require capital resources greater than the net proceeds of this offering or resources otherwise currently available to Cotton Valley. Cotton Valley has no current arrangements with respect to, or sources of, additional financing. No assurance can be given that any additional financing will be available to Cotton Valley on acceptable terms or at all. The inability to obtain additional financing would have a material adverse effect on Cotton Valley, including requiring Cotton Valley to curtail significantly its development of the properties. Any additional financing may involve substantial dilution to the interests of Cotton Valley's then existing shareholders.

Estimated Reserves

        The carrying value of Cotton Valley's oil and gas properties is supported almost entirely by proved undeveloped reserves. Cotton Valley emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change materially as future information becomes available.

                                   THE COMPANY

        Cotton Valley is a development stage, independent oil and gas exploration, production and development company. It was incorporated in Ontario, Canada, originally as Cotton Valley Energy Limited, on February 15, 1995. Cotton Valley was formed, and its present name adopted, on June 14, 1996, as a result of the merger of Cotton Valley Energy Limited and Arjon Enterprises Inc., both Ontario corporations. Arjon Enterprises Inc. was a Canadian public company formed more than 50 years ago to operate a gold mine. At the time of the merger, Arjon Enterprises Inc. had not engaged in business for more than 25 years, it had no material liabilities, and its only asset was a Cotton Valley Energy Limited debenture in the amount of $146,300. The shareholders of Arjon Enterprises Inc. received 686,551 shares of Cotton Valley common stock in the merger, representing 7.5% of Cotton Valley's then outstanding common stock. Cotton Valley accounted for the merger as a purchase. See "Certain Relationships and Related Transactions."

        Cotton Valley has four wholly owned subsidiaries, Cotton Valley Energy Corporation ("CV Energy"), a Nevada corporation, Cotton Valley Operating Company ("CV Operating"), a Texas corporation, CV Trading Company ("CV Trading"), a Nevada corporation, and Cotton Valley Energy, Inc. ("CVEI"), an Oklahoma corporation, all of which were recently incorporated. CV Energy holds non-producing oil and gas properties in Texas and agreements and options to acquire oil and gas properties in Texas, Alabama and offshore California. Cotton Valley acquired all of the shares of CV Energy on June 30, 1995, in a one-for-one share and warrant exchange. Because Cotton Valley had no substantive activity before this transaction, the acquisition was accounted for as a recapitalization of Cotton Valley with CV Energy's net assets. CV Trading was formed to engage in gas trading and transportation projects. CV Operating was formed to operate oil and gas wells. Neither CV Operating nor CV Trading has commenced operations at this time. CVEI was formed to own and operate the Alden Field and commenced operations on March 3, 1997. See "Business and Properties-Alden Field."

        Cotton Valley intends to reincorporate in Canada's Yukon Territory during 1997. Under Yukon Territory law, Cotton Valley's board of directors need not be comprised of a majority of Canadian residents as currently required under Ontario law. Since Cotton Valley's principal offices, management and properties are located in the United States, Cotton Valley believes it is advantageous to have a majority of U.S. directors. Cotton Valley may in the future continue from the Yukon Territory to the State of Wyoming. Management believes there are no significant differences in corporate law concerning material shareholder rights between the Province of Ontario, Yukon Territory and the State of Wyoming. Cotton Valley will not proceed with the reincorporation until after completion of this offering, and after filing a registration statement with the SEC, and after having obtained the approval of Cotton Valley's stockholders.



                             BUSINESS AND PROPERTIES

Business Strategy

        Cotton Valley's business strategy is to continue to increase reserves and commence and increase production and cash flows by concentrating on:

     o Acquiring properties, or companies with properties, with development and exploration opportunities and/or significant cost reduction potential, none of which has been identified as of the date of this prospectus;

     o Developing existing reserves through low-risk developmental drilling or recompletion programs capitalizing on reserves left behind pipe in existing well bores by major oil companies;

     o Exploring for new reserves utilizing state-of-the-art technology, including horizontal drilling, to reduce exploration risk;

     o Concentrating on focused geographic areas to achieve operating and technical efficiencies; and o Maintaining financial flexibility to take advantage of development and acquisition opportunities as they develop.

Properties

Cheneyboro Field

        Cotton Valley owns or has options to acquire approximately 6,700 net acres of producing and non-producing oil and gas leases (with options and rights of first refusal to acquire additional leases) in the Cheneyboro Field of Navarro County, Texas. Cotton Valley has entered into an Area of Mutual Interest ("AMI") Agreement with a number of unaffiliated parties covering approximately 33,000 acres in and around the Cheneyboro Field. Cotton Valley has the right to acquire up to a 75% working interest in any new lease acquired by any of the other parties to the AMI Agreement.

        The Company has acquired its interest in the Cheneyboro Field through the issuance of 3,252,533 common shares and 460,567 Class A Warrants (hereinafter described), and by agreement to pay $1,086,049, of which approximately $500,000 has been paid. The remaining $586,049 is collateralized by the properties, bears interest at 12% per annum payable quarterly, and is due July 17, 1997.

        The Cheneyboro Field is located 17 miles southeast of Corsicana, Texas, in Navarro County. This field is productive in the Cotton Valley Limestone formation (also called the "Cotton Valley Lime") at a vertical depth of approximately 9,500 feet. Field development continued following the initial discovery in 1978 into the early 1980s, eventually encompassing an area 12 miles long and 5 miles wide (approximately 30,000 acres). Between 1978 and 1987, the Cheneyboro Field produced approximately 3.0 million Bbl of oil from 69 vertical wells, representing an average of approximately 45,000 Bbl per well. Some of the vertical wells have produced over 100,000 Bbl, indicating better drainage where the wells penetrated the fracture system. In 1987, the Tarrant County Water Authority expropriated approximately 20,000 acres of this field. Producing wells were plugged and abandoned to permit construction of the Richland/Chambers Creek Reservoir, a water supply project for Tarrant County and the City of Fort Worth, Texas.

        The Cotton Valley Lime reservoir at Cheneyboro is highly fractured. The primary objective reservoir rock is an oolitic carbonate grainstone of Jurassic age that was deposited on a Paleozoic shelf break. Subsequent pullout of the deeper Louann Salt caused extensive fracturing. The salt withdrawal left the residual field structure as simple regional dip. Hydrocarbon trapping occurs as a result of the high degree of fracture density bounded by areas of non-permeability. Core and log analyses indicate the presence of 2.5 to 4.5% oil saturated matrix porosity in the field.
Vertical wells in this reservoir produce 42(degree) API oil.

        Cotton Valley believes that horizontal drilling techniques will lead to higher initial rates and better recovery efficiencies than those experienced in the original vertical well completions. Since the majority of the field is under water, directional drilling from the shoreline is anticipated. Based on analogy to horizontal drilling in fractured limestone reservoirs in other areas, increased productive capacity and ultimate reserves are anticipated relative to historical, vertical per well averages.

        The Company is unaware of any regulatory restrictions on drilling near the reservoir. The Company will build the normal retaining walls around its drilling and storage sites to prevent oil spills from spreading. The Company intends drilling to a depth of approximately 9,500 feet while the deepest point in the Richland/Chambers Creek Reservoir is approximately 100 feet. Consequently, the Company does not anticipate any special risks associated with drilling near a reservoir.

        When the field was first developed, several shallower zones tested hydrocarbons at commercial rates. Due to the expropriation of the field, these zones were not developed. The Cretaceous Rodessa, Glen Rose, Pettit and Travis Peak intervals may also prove productive in the field area.

        Gas from these wells is expected to be connected to one of several pipelines in the area.

     Horizontal Drilling. Horizontal drilling begins with drilling in the normal manner (vertically) to a point above the objective formation. From that point, the hole is directionally deviated until the bit is drilling generally horizontally in the producing zone. Directional drilling technology has advanced to the point that the drill-bit can be kept in one geological horizon for many hundreds of feet away from the vertical well bore. It is no longer necessary to strike a localized fracture zone accurately with a vertical well. Instead, a well can be drilled horizontally through an area where fractured zones are known to exist with a greater chance of encountering the vertical fractures. A single horizontal well can encounter several localized fracture zones.

        Horizontal drilling was first developed over 20 years ago, and has been used successfully in oil and gas fields as diverse as those located in West Virginia, the North Sea, Saskatchewan, Argentina, Prudhoe Bay and South Texas, to extract oil and gas where vertical drilling is impossible or uneconomical. Horizontal drilling has also increased production of oil and gas from fields with thin pay zones, low permeability sands, vertical fractured reservoirs, discontinuous formations and reservoirs with gas and water coning problems. High angle directional drilling has been performed extensively onshore in California to reach bottom holes in congested cities or harbors where vertical drilling would not be feasible. Horizontal drilling has been used extensively offshore to drill many wells from one platform.

Movico Field

        Cotton Valley owns a 25% interest in 1,145 acres of oil and gas leases (with an AMI covering an additional 6,000 acres of leases) in the Movico Field of Mobile County, Alabama.

        The Company acquired its interest in the Movico Field through the issuance of 623,424 common shares and 77,928 Class A Warrants and by agreement to pay $230,000. The cash is payable at a final closing date dependent upon when unrelated third parties, who also hold an interest in the Movico Field, decide to commence drilling.

        Movico Field was discovered in 1982 when The Superior Oil A.M. Hill Unit 39 #3 was completed at 16,909 feet. This well is productive from two zones in the Smackover for a total of 4,488 Bbl per day of sweet crude and 3,200 Mcf per day of gas. During its first 12 months, this well produced over 485,000 Bbl. Commercial production from October 1983 through December 1992 was 1,584,514 Bbl of oil and 1,500,000 Mcf of gas, and the well is still producing. Subsurface and geophysical data suggest that the fault block that the discovery well occupies has been largely unexploited and that two to four locations remain to be drilled. Seismic data indicates that the productive wells are located downdip and that 200-300 feet of structure can be gained to the discovery well by a properly located offset well.

        Movico Field is located on a salt anticline on the west side of the Mobile Graben (Jackson-Mobile fault system). The structure at the Smackover level traps on an upthrown fault closure against Haynesville, evaporates on regional west dip and is bounded by a large down to the east regional fault that trends in a north-south direction. This large fault and regional dip are documented by subsurface, seismic and gravity data. Subsurface mapping demonstrates the fault to have a displacement of more than 2,400 feet. The seismic data show this fault on each of the dip lines and each dip line also shows strong west dip. Regional gravity data also delineate this fault and the eastern boundary of the field.

        Regionally, the Smackover is a dolomitic limestone facies and at Movico Field has porosities and permeabilities that average 16% and 55 millidarcies, respectively. Porosities as high as 25% and over 200 millidarcies permeability have been found in a well located 700 feet downdip of the proposed location. All wells surrounding the proposed location have reservoir grade porosity ranging from 42 feet to over 70 feet thick.

        More production can occur in the Smackover formation where the porosity intervals found in the offsetting wells increase in quality and thickness updip on the crest of the structure. Reservoir porosity within the Smackover is generally best developed and enhanced on the crest of structures that have been formed by swelling salt pillows. In Smackover fields that surround Movico Field, namely Hatter's Pond (203 million Mcf + 49 million Bbl), Chunchula (207 million Mcf + 52 million Bbl), Chatom (135 million Mcf + 15 million Bbl) and Jay Field ( 491 million Mcf + 380 million Bbl), porosity and permeability reach maximum development at or near their structural crests and typically decrease on the flanks. At Movico Field, management expects the best developed reservoir rock to occur 200-300 feet updip to the offsetting wells based on results in the neighboring fields. Development of this porosity could create a

Smackover net pay section of over 100 feet. Thick pay sections of over 80 feet occur in Chunchula, Hatter's Pond and Chatom Fields.

        The primary force of hydrocarbon flow at Movico Field is water drive. The water drive systems in the Smackover are slow-acting and are usually recognized after several years of production. Water drive systems usually maintain near original bottom hole pressures and show an increasing proportion of water and consistent gas/oil ratios. The Movico Smackover reservoirs act differently due to variations in porosity and permeability. Migrating fluids follow pathways that are often indirect and tortuous, slowing down the migration process. Porosity logs, micrologs and conventional cores from wells within Smackover producing fields always show differences in Smackover reservoir porosity and quality with some correlative zones of porosity and other inconsistent zones.

        In the case of a newly-discovered Smackover oil reservoir, an initial period of relatively high production occurs due to original reservoir pressure and some gas coming out of solution. After several months, the flush production begins a sloping decline as reservoir pressure around the well decreases. This decline in pressure is caused because fluids cannot be replaced near the well as quickly as they are extracted (as a result of the tortuous pathways) by migrating oil and water that lie at an increasing distance from the well. After several years, production will decline to a rate equal to the slow encroachment of the water drive. Reservoir pressure and production will stabilize as the water drive takes effect. The well will then produce at a fairly constant rate for 5-15 years. Bottom hole pressures at the well bore (not in the entire reservoir) will drop to 20%-50% of their original pressure and then level off. The proportion of water will increase and the gas/oil ratio will remain slightly above or below its initial ratio. Reservoir pressure at Movico was 8,900 pounds per square inch initially and currently is calculated at 8,000 pounds per square inch.

        Reservoir performance of this kind can only be understood after long periods of production. The sloping decline in production and bottom hole pressure can be mistaken for a solution gas or depletion drive in the early stages of production. Reserve estimates commonly are made early in the life of the well before decline curves flatten out. As a result, reserves may be underestimated initially and revised frequently over time as the wells produce more and last longer than predicted.

        Porosity in the Movico Field averages 16% with an average water saturation of 28% in the Unit 39 #3 well. Better reservoir rock is found at Movico Field than at Hatter's Pond, and the rock in the Unit 39 #3 is capable of producing substantially more fluid than a typical well at Hatter's Pond Field. This data also allows a more accurate estimation of recoverable reserves at Movico based on volumetrics.

        Cotton Valley plans to drill the first well from the surface location used for the Superior Oil Hill Unit #9 well. This well was plugged after producing 166,209 Bbl of oil from a bottom hole location very near the oil/water contact. The location will be approximately 4,500 feet north of the Hill Unit 39 #3 well that has produced more than 1.6 million Bbl of oil and is still producing. By using the existing location and the nearby pipeline used for the plugged Hill Unit #9 well, cost is expected to be substantially reduced and the pipeline will feed the entire well production into the Movico processing plant 3,500 feet to the north. Proximity to the existing pipeline and the processing plant minimizes downtime loss and expense for constructing surface production facilities. The plant can process 15,000 Bbls of oil per day and 20,000 Mcf of gas per day. It currently handles less than 400 Bbls of oil per day.

        Cotton Valley's second drilling target is the Norphlet Formation at 17,000 feet, which lies directly below the Smackover Formation. The highest Norphlet penetration is in the Superior Unit 16 well (8,500 feet south) that encountered the sands approximately 200 feet downdip of the crest. A mudlog show of oil was recorded in this well from the Norphlet sands but production has not been established from this interval in the field. Several Smackover-Norphlet fields in Alabama and Mississippi have Norphlet pay located at the highest structural crest of the field. In addition, Norphlet discoveries have been made years after the initial Smackover discovery and full development of the field. Womack Hill, Nancy and Goodwater are fields that have deeper pay in the Norphlet but were discovered years later as deeper drilling on the crestal structure occurred within these Smackover Fields. Many Norphlet field wells recover 1 million Bbl per well. Norphlet production is found at Hatter's Pond Field and Chunchula Field located south and southwest of Movico Field. Cotton Valley estimates that, based upon such production, potential reserves for the Norphlet under its acreage are 3.2 million Bbl of oil and 3.2 million Mcf of gas.

Sword Unit

        The Company has entered into option agreements to acquire a working interest in the Sword Unit, Offshore Santa Barbara, California. The Company has paid $400,00 as of June 30, 1996. To complete the option and acquire the working interest, the Company must pay $8,000,000 in cash and $4,000,000 in marketable securities ( which may consist of the Company's common shares) on closing sometime in 1998 or later, and participate in a $4,000,000 letter of credit to fund development. The option has been recorded at a cost of $400,000, plus the Company's share of environmental studies and other costs of $38,247 for a total of $438,247.

        There is no assurance that the Company will have the financial resources to acquire any part of the working interest.

        The Company plans to sell part of its option to purchase 51.8% of the Sword Unit working interest and retain 11.8%. The remaining 40% working interest will be sold to industry participants. No assurance can be given that the Company will be successful in selling all or part of the 40% for satisfactory terms or conditions. The Company will also evaluate equity trades and production sharing agreements to reduce or eliminate direct development cost. Upon purchase of the Conoco interest in the Sword Unit, the original option owner is entitled to an overriding royalty interest of 3 1/3% proportionally reduced as to Conoco's interest, on all leasehold interests being acquired. The net revenue remaining to the Company will be 80% of its working interest. The Company cannot exercise its option under the Option Agreement unless it, and its syndicate of co-owners, are acceptable to the Minerals Management Service.

        In addition to factors discussed below, the Company is aware of an anti-drilling sentiment in California. This may make it difficult for the Company to sell part of its option or to find the necessary financing to participate in the project. It is possible that the Company may need to record an impairment in value of its option at some time.

        The Sword Unit is located 10 miles off Point Conception, Santa Barbara County, California, 800 to 1,800 feet underwater, at the juncture of the Santa Barbara Channel and the offshore Santa Maria Basin. It is on a large anticline covering approximately 7,800 acres of area and lies immediately south of the Point Arguello oil field operated by Texaco and Chevron.

        Two successful wells have been drilled and tested on the structure. The discovery well, the P-0322 #1, was drilled to a depth of 9,343 feet and tested in 1983. The P-0320 #2, which was drilled to determine the size of field, was drilled to a depth of 8,478 feet and tested in 1985. Both of these wells tested Monterey zones at high rates. A 3-D seismic survey has been shot, delineating the structure in great detail. The Upper Miocene fractured Monterey pay is 800 feet thick at the crest and 1,200 feet thick on the flanks and is encountered at approximately 7,000 feet. Proved recoverable reserves in the Sword Unit are estimated to be 314 million Bbl of oil and 397 million Mcf of gas.

        The Sword Unit lies almost wholly within the Sword Field, which consists of all or portions of each of four adjacent federal leases.

        The Santa Barbara Channel and the offshore Santa Maria Basin are the seaward portions of geologically well-known onshore basins with over 90 years of production history. These offshore areas were first explored in the Santa Barbara Channel along the nearshore 3-mile strip controlled by the state. New field discoveries in Pliocene and Miocene age reservoir sands led to exploration into the federally controlled waters of the outer continental shelf ("OCS"). Eight OCS lease sales conducted between 1966 and 1984 have resulted in the discovery of an estimated two billion Bbl of oil and three trillion cubic feet of gas. Of these totals, some 600 million Bbl of oil and 600 billion cubic feet of gas have been produced and sold. OCS production is approximately 200,000 Bbl of oil and 200 million cubic feet of gas per day.

        Most of the early offshore production was from Pliocene age sandstone reservoirs. The more recent developments are from the highly fractured zones of the Miocene age Monterey Formation. The Monterey is productive in both the Santa Barbara Channel and the offshore Santa Maria Basin. It is the principal producing horizon in the Point Arguello and Hondo (Santa Ynez Unit) fields. Because the Monterey is capable of relatively high productive rates, the Hondo field, which has been on production since late 1981, has already surpassed 100 million Bbl.

        California's active tectonic history over the last few million years has formed the large linear anticlinal features which trap the oil and gas. Marine seismic surveys have been used to locate and define these structures offshore. Recent seismic surveying utilizing modern 3-D seismic technology, coupled with exploratory well data, has greatly improved knowledge of the size of planned reserves in development and in fields for which development is planned.

        Currently, 17 platforms are producing from nine fields in the Santa Barbara Channel and offshore Santa Maria Basin OCS. At least 10 additional fields may be brought into production during this decade. The number of platforms needed to develop these fields will be less than required in the past. Implementation of extended high-angle to horizontal drilling methods will result not only in the reduction of platforms, but also in the total number of wells drilled. Use of these new drilling methods and seismic technologies will enhance environmental protection and improve development economics. At present, four major Sword area facilities are producing significant volumes of oil and gas from seven platforms, making this area one of the more significant oil and gas producing provinces in the United States.

        The northeast-southwest trend of the Sword structure lies at a right angle to the general trend of the other structural features in the Arguello-Conception area. Sword Field is on a large regional feature known as the Amberjack Ridge. The Monterey formation is draped across this cretaceous feature and is thicker on its flanks than on its crest. This draping, in conjunction with the extremely strong tectonic activity of the California area, have resulted in the very brittle Monterey formation being highly fractured.

        Because the Sword anticline is structurally less complicated than many of the nearby features, it can be mapped with greater confidence. The existing conventional and 3-D seismic data sets provide an excellent base for definitive mapping.

        Most offshore California Monterey wells average 1,500-2,000 Bbl of oil per day of sustained production for many years. This is unusual for fractured reservoirs, which often have high initial rates that decline very rapidly. Some Monterey wells at the offshore Hondo and South Ellwood fields have produced as much as nine million Bbl of oil in less than ten years and are still producing substantial daily volumes.

        The  Company is aware of  publicly  reported  information  that  Chevron
Corporation recently announced its intention to end all offshore California crude oil production between 1999 and 2001. The Company notes that Chevron included information in its September 30, 1996 quarterly report that crude oil production from the Point Arguello project, offshore California, had continued to decline rapidly, and that Chevron was reviewing options for the project, including unitization with an adjoining field and development of an overall abandonment strategy.

        Chevron's announcement may make it more difficult for the Company to find industry participants willing to purchase part of the Company's option and may make future financing of the project more difficult.

     The Sword Unit lease owners as well as the other non-producing lease owners in the area are presently under a voluntary suspension of operations agreement with the Minerals Management Service. This agreement suspends any leasing, exploratory drilling and/or new platform installation permits through 1998 while the California Offshore Oil and Gas Energy Resources ("COOGER") study is being completed and evaluated. This study will evaluate the impact of different levels of offshore oil and gas development on the adjacent onshore communities. While the suspension of operations agreement is in effect, the Minerals Management Service has waived rental payments on the affected leases. When the suspension agreement expires, permitting will begin and normal offshore exploration drilling and platform installation plans will be started. The COOGER study will be used in the permitting process and has been designed as a common "database" for use by the Minerals Management Service, Oil and Gas Operators and County Governmental agencies. The COOGER study results may make permitting more difficult, and compliance with COOGER study findings may make production more expensive. The Company's option expires 30 days after either the termination of the suspension of operation agreement (recently extended to December 31, 1998) or the end of the COOGER study, whichever is later.

     The regulatory framework within which the Company will develop the Sword Field consists of: (a) Federal Offshore Lease and Administration, including approvals of the development plan of the property; (b) a Federally- mandated environmental impact statement; (c) State of California regulations with respect of transport of oil and gas through state waters and the air emissions from offshore and onshore facilities;
(d) Santa Barbara County regulations with respect to the construction and operation of onshore facilities. Permits and approvals from all three government levels will be required to complete the development of the field and bring it into operation.

     The first three miles off the shore of the coastline are administered by each state and are known as "State Waters". Within State Waters offshore Santa Barbara County, the State of California regulates oil and gas leases, drilling, and the installation of permanent and temporary production facilities. Because the Sword Field is located outside and beyond the State Waters in the OCS, the offshore area beyond the three-mile limit, leasing and drilling at Sword are not regulated by the State of California. However, to the extent that the production from Sword would be transported to a shore side facility from the field through the State Waters, the Company's pipeline (or other transportation facilities) would be subject to California State regulations. Construction and operation of the pipeline would require permits from the State. State regulations also govern the construction and operations of shore side facilities such as terminals, pumping stations, water separation facilities, and water disposal, all of which require a comprehensive permitting process.

     Santa Barbara County, through its Board of Supervisors, also has a significant impact on the method and timing of any offshore field development through its concurrent regulation of the construction and operation of shore side facilities.

     Leasing, lease administration, development, and production with the OCS all fall under Federal regulation administered by the Minerals Management Service of the Department of the Interior ("MMS"). Due to political opposition, the Federal Government has not issued new OCS leases in the Santa Barbara area within the past ten years and is unlikely to do so in the near future. This means that any infrastructure for common use by the different operators of existing leases in the Santa Barbara OCS will have to rely solely on what is already in place and what would be built to accommodate a limited number of now known, but undeveloped, properties and cannot take into account the future growth of infrastructure from new discoveries and a high level of exploratory activity. For these reasons, the development of any existing property in the OCS, including Sword, would be much more expensive and take longer than similar projects located in a mature and still growing offshore province such as the U.S. Gulf Coast.

     Thus, the value of the proved undeveloped reserves, if acquired by the Company upon exercise of the option, will be significantly lower than if the same reserves were located onshore in a less environmentally sensitive area of the United States that could be developed sooner. Although prices are not currently regulated, they have been in the past and could be regulated in the future. Also the rate of production could be affected by Minerals Management Service regulations, which could also lower the value of the property.

     Cotton Valley currently does not have the capital, manpower, or technical resources to exploit the Sword leases successfully, assuming exercise of the option. In order to effectively develop the Sword leases at the 51.8% working interest level, the Company would require significant recapitalization and reorganization or would have to seek a merger with, or become a subsidiary of, a much larger oil and gas company having significantly larger resources. The Company's current strategy for development of Sword is to retain only that portion of the 51.8% it feels it will be able to financially and technically support over the next five years (currently estimated at 11.8%) and seek joint venture partners to participate in and operate the remainder. Due to the factors discussed above relating to regulation and environmental compliance, the Santa Barbara OCS is an area that many large independent oil and gas producers have avoided, and the task of locating appropriate joint venture partners will be difficult. If unsuccessful in financing the project or finding partners by the time the option expires at the end of 1998, the Company may be forced to drop its option and take a write-off of up to $500,000.

     Alden Field

     On December 10, 1996, Cotton Valley entered into agreements to purchase all of the interests held by the Homestake Company and certain other parties in the NE Alden Field, Caddo County, Oklahoma for an aggregate purchase price of $390,000. On March 3, 1997, Cotton Valley paid $350,000 of the purchase price and completed substantially all of the transaction. The properties, consisting of approximately 550 net acres of oil and gas leases, seven producing oil and gas wells, three injection wells and five shut in wells, contain proved developed and undeveloped net reserves of approximately 200,000 Bbl of oil and 1,600,000 Mcf of gas, and significant probable reserves which have not been quantified. Working interest in the wells ranges from 50% to 100% and the net revenue interest is at least 75% of the working interest.

     Located approximately 65 miles southwest of Oklahoma City, Oklahoma, the field was discovered in 1956 and initially tested for 771 barrels of oil and 608 Mcf of gas per day from the Bromide formation at a depth of approximately 8,900 feet. Since the discovery, the Bromide has been developed and is now a unitized water flood consisting of four producing wells and three water injection wells. The remaining wells have been completed in other zones above and below the Bromide. Gas from the field is transported through a one- mile gathering system, an 82% interest in which is included in the purchase price. The gathering system is connected to a pipeline, access to which is available to Cotton Valley. Cotton Valley has entered into negotiations to purchase the remaining 18% of the pipeline.

     Cotton Valley began operating the field on March 3, 1997. Production began at 22 Bbl of oil and 360 Mcf of gas per day and increased to 87 Bbl of oil and 621 Mcf of gas per day on March 26, 1997. These production figures are gross; Cotton Valley's interest is approximately 75%.

     In addition to the current production, there are also potential zones either behind existing wells, or reachable by deepening existing well bores. During 1997, Cotton Valley expects to complete a number of workovers of the existing wells to improve production from existing zones and to open new zones for additional production and reserves. Closing of the acquisition took place in stages during February and March, 1997, with the final stage estimated to occur before June 30, 1997. Cotton Valley intends to complete the purchase with funds derived from working capital on hand, proceeds from the exercise of existing options or warrants, and/or project financing from commercial sources.


Title of Properties

      Cotton Valley follows industry practice when acquiring undeveloped properties on minimal title investigation. A title opinion is obtained before drilling begins on the properties. Title opinions cover approximately 36% of Cotton Valley's Texas properties and all of its Oklahoma properties. Cotton Valley's properties are subject to royalty interests, liens incident to operating agreements, liens for current taxes and other burdens that Cotton Valley believes do not materially interfere with their use or value. Cotton Valley may incur additional expenses in obtaining titles or doing remedial work on the titles, but in the opinion of management these expenses would not be material.

Oil and Gas Reserves

     Cotton Valley's reserves consist primarily of proved undeveloped reserves located in Texas, Alabama, and proved and probable reserves in Oklahoma. Reserve estimates were made using industry-accepted methodology including extrapolation of performance trends, volumetrics, material balance and statistical analysis of analogs. The evaluator's professional judgment and experience were used to select the most appropriate method and to determine the reasonableness of the results. The estimates were made in accordance with oil and gas reserve definitions promulgated by the SEC.

        The following table summarizes Cotton Valley's estimated net proved oil and gas reserves as of June 30, 1996. The Cheneyboro Field was evaluated by K&A Energy Consultants, Inc. and the Movico Field was evaluated by Wendell & Associates.


                                       Reserves by State

Item                               Texas(1)           Alabama(2)            Total
----                               --------           ----------            -----
Reserves
   Proved producing
      Oil (Bbl)                        93,327             0                   93,327
      Gas (Mcf)                       279,979             0                  279,979
   Proved undeveloped
      Oil (Bbl)                     4,200,812            481,843           4,682,655
      Gas (Mcf)                    12,602,434            573,440          13,175,874
Estimated future net revenues
     before income taxes
   Proved producing               $ 1,618,891              $ 0           $ 1,618,891
   Proved undeveloped             $88,924,623         $9,119,922         $98,044,615
                                  -----------
      Total                       $90,543,514         $9,119,922         $99,663,506
                                  ===========         ==========         ===========
Estimated future net revenues
     before income taxes
     discounted at 10%
   Proved producing              $ 1,129,799              $0             $ 1,129,799
   Proved non-producing          $60,149,064          $5,982,903         $66,131,967
                                 -----------
      Total                      $61,278,863          $5,982,903         $67,261,766
                                 ===========          ==========         ===========

     ---------------------
     (1)       Prices based on $21.21 per Bbl of oil and $2.09 per Mcf of gas.
     (2)       Prices based on $21.46 per Bbl of oil and $2.66 per Mcf of gas.


     The reserve data set forth in this prospectus are only estimates. Numerous uncertainties are inherent in estimating oil and gas reserves and their values, including many factors beyond the control of the producer. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers often vary. In addition, estimates of reserves are subject to revision by the results of later drilling, testing and production. Accordingly, reserve estimates often differ from the quantities of oil and gas ultimately recovered. The meaningfulness of estimates is highly dependent upon the accuracy of the assumptions upon which they are based.

     In general, oil and gas production declines as reserves are depleted. Except to the extent that Cotton Valley acquires proven reserves or succeeds in exploring and developing its own reserves, or both, Cotton Valley's proven reserves will decline as they are produced. Cotton Valley's future oil and gas production is, therefore, highly dependent upon its ability to acquire or develop additional reserves.

        In December 1996, Cotton Valley acquired proved developed and proved undeveloped reserves in Alden Field in Caddo County, Oklahoma. These reserves are not included in the above table.

 Acreage

     The following table provides information regarding Cotton Valley's undeveloped leasehold acreage as of June 30, 1996. Acreage in which Cotton Valley's interest is limited to royalty, overriding royalty and similar interests is excluded.


                           Developed Acreage           Undeveloped Acreage
                           -----------------           -------------------
                           Gross         Net           Gross           Net
                           -----         ---           -----           ---

Cheneyboro Field            820         820             4,660        4,180
Movico Field                 0           0              1,145          286

Competition

     Competition in the oil and gas industry is intense generally. Cotton Valley believes that price is the determinative factor in competition for drilling prospects, equipment and labor. Major and independent oil and gas companies and syndicates actively bid for desirable oil and gas properties and equipment and labor required to operate and develop them. Many of Cotton Valley's competitors have substantially greater financial resources and exploration and development budgets than those of Cotton Valley. Cotton Valley expects difficulty in competing for future drilling prospects.

Markets

     General. Oil and gas operating revenues are highly dependent upon prices and demand for oil and production. Numerous factors beyond Cotton Valley's control can impact the prices of its oil and gas. Decreases in oil and gas prices would have an adverse effect on Cotton Valley's proved reserves, revenues, profitability and cash flow.

     Cotton Valley has not engaged in any crude oil and gas price swaps or other hedging transactions to reduce its exposure to price fluctuations. It may, however, engage in such transactions from time to time as management deems advisable.

     Gas Sales. Cotton Valley has not produced or sold any significant volume of gas. It has arranged to sell gas produced in the Cheneyboro Field through an existing gathering system and pipeline. Management believes that gas produced in the Movico Field can be sold through an existing pipeline.

     Oil Sales. Cotton Valley expects to sell its oil production under short-term arrangements at prices no less than the purchaser's posted prices for the respective areas less standard deductions. Numerous buyers are expected to be available for Cotton Valley's oil.

Regulation

     Oil and gas exploration, production and related operations are heavily regulated by federal and state authorities. Failure to comply with applicable law can result in substantial penalties. The cost of regulatory authorities will increase Cotton Valley's cost of doing business and affect its profitability. Regulation of oil and gas activities has changed many times. Consequently, Cotton Valley is unable to predict the future cost or impact of complying with such laws. Texas and Alabama require drilling permits and bonds and operating reports and impose other burdens relating to oil and gas exploration and production. Both states also require conservation measures, including pooling of oil and gas properties, establishing maximum production rates from oil and gas wells, and spacing, plugging and abandoning wells. These laws limit the rate at which oil and gas can be produced from Cotton Valley's properties.

     The transportation and sale of gas in interstate commerce is regulated by United States law and the Federal Energy Regulatory Commission.

Environmental

     Cotton Valley's operations will be subject to extensive federal, state and local environmental regulation. Permits are required for various operations to be undertaken by Cotton Valley, and these permits are subject to revocation, modification and renewal by issuing authorities. Increasingly strict requirements may be imposed by environmental laws and enforcement policies. Cotton Valley does not anticipate material capital expenditures to comply with environmental laws.

Operating Hazards and Uninsured Risks

     The acquisition, development, exploration for, and production, transportation and storage of, crude oil, gas liquids and gas involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Cotton Valley's operations are subject to all of the risks normally incident to drilling gas and oil wells, operating and developing gas and oil properties, transporting, processing, and storing gas, including encountering unexpected formations or pressures, premature reservoir declines, blow-outs, equipment failures and other accidents, craterings, sour gas releases, uncontrollable flows of oil, gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills. Oil production requires high levels of investment and has particular economic risks, such as retaining wall failure, fires, explosions, gaseous leaks, spills and migration of harmful substances, any of which can cause personal injury, damage to property, equipment and the environment, and result in the interruption of operations. Cotton Valley is also subject to deliverability uncertainties related to the proximity of its reserves to pipeline and processing facilities and the inability to secure space on pipelines that deliver oil and gas to commercial markets. Although Cotton Valley maintains insurance in accordance with customary industry practice, it is not fully insured against all of these risks, nor are all such risks insurable. Losses resulting from the occurrence of these risks could have a material adverse impact on Cotton Valley. See "Business and Properties."

Facilities

     Cotton Valley leases approximately 1,900 square feet of office space at 8350 North Central Expressway, Suite M2030, Dallas, Texas 75206, at an annual base rental of approximately $44,500. Management believes that Cotton Valley's offices will satisfy its needs for the foreseeable future.

Employees

     As of March 31, 1997, Cotton Valley had seven employees. Four employees are executive officers, two are administrative and one works in the field. Cotton Valley uses contract services in its oil and gas field operations. Cotton Valley also uses consultants to evaluate company projects, reserves and other oil and gas assets for potential acquisitions.

Legal Proceedings

     As of the date of this prospectus, Cotton Valley is not a party to any legal proceedings.

Recent  Developments

        Cotton Valley has entered into an agreement with the holder (the "Note Holder") of approximately $600,000 of secured indebtedness, to exchange Units for the outstanding indebtedness. If each Unit contains six or more shares of Common Stock, the exchange will be at face value of the Units. If each Unit contains fewer than six shares of Common Stock, the exchange will be made as if each Unit contained six shares of Common Stock. In connection with the exchange, the Note Holder will release its lien on approximately 3,000 net acres of oil and gas leases in the Cheneyboro Field.

        Cotton Valley has made arrangements with a Texas investment partnership to establish a line of credit in the maximum amount of $1,000,000 to be secured by the oil and gas leases upon release by the Note Holder. Principal use of the funds drawn under the line of credit will be to pay Cotton Valley's share of the cost of drilling the first two wells at Cheneyboro, both of which would be on the leases securing the line of credit. The terms include interest at 10% per annum, a primary term of eighteen months and a small overriding royalty carved out of the leases securing the debt.

        Cotton Valley has entered into an agreement with Swartz Investments, LLC ("Swartz") to place up to $2,500,000 of the Units as a non-exclusive Placement Agent pursuant to this prospectus, through an NASD broker dealer. The placement would be on a best-efforts basis to qualified institutional and accredited investors who would agree to restrict resale of the components of their Units for a period of six months following the closing of this offering. Cotton Valley has agreed to reserve $2,500,000 of the offering for placement by Swartz until five days following the effective date of this prospectus, and $1,000,000 of the offering for placement by Swartz until fifteen days prior to the termination date of this offering.

        There can be no assurance that the transactions described above will be closed, and, if closed, will be on final terms and conditions substantially in accordance with those described above.

                                   MANAGEMENT

Directors and Executive Officers

Cotton Valley's directors and executive officers are:


Name                     Age   Position
----                     ---   --------
Eugene A. Soltero         54   Chairman of the Board and Chief Executive Officer

James E. Hogue            60   Director, President and Chief Operating Officer
Peter Lucas               43   Senior Vice President and Chief Financial Officer
C. Ronald Burden          54   Senior Vice President of Exploration
Wayne T. Egan(1)          32   Director
Michael Kamis             44   Director
Richard J. Lachcik(2)     38   Director
--------------------
(1)  Member, Audit Committee
(2)  Member, Compensation Committee


     Eugene A. Soltero has served Cotton Valley as a director since February 1995. He was President from February 1995 to July 1996 and has been Chairman and Chief Executive Officer since January 1996. He has been Chairman and Chief Executive Officer of CV Trading since May 1995. From March 1994 to February
1995, Mr. Soltero was President and Chief Executive Officer of Cimarron Resources, Inc., an independent gas production company. From August 1991 to March 1994, he was Chairman of the Board, President and Chief Executive Officer of Aztec Energy Corporation, a publicly-held independent oil and gas production company. In June 1994, Aztec Energy Corporation entered into bankruptcy proceedings. Mr. Soltero has served as Chief Operating Officer and/or Chief Executive Officer for private and public oil and gas companies for more than 20 years, including directing the formation and growth of start-up companies. Early in his career, he was trained at Sinclair Oil Corporation in exploration and production management, served as Manager of Planning for Texas International Petroleum Corporation, and Petroleum Economist for DeGolyer and MacNaughton, petroleum exploration and production consultants. Mr. Soltero is a member of the Society of Petroleum Engineers, a member and former director of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners. He has also served, on two separate terms, as a director of the Independent Petroleum Refiners Association of America. He is a master's graduate of the Massachusetts Institute of Technology in business (where he was awarded the Sinclair Fellowship in Petroleum Economics) with an undergraduate engineering degree from The Cooper Union. Mr. Soltero is a registered professional engineer in the State of Texas.

     James E. Hogue became President, Chief Operating Officer and a director of Cotton Valley in July 1996 and he served as Chairman of CV Energy from February 1995 to January 1996 and Chairman of CV Trading from May 1995 to January 1996. He became President of CV Energy and CV Operating in January 1996. Mr. Hogue also has been director, President and major shareholder of Third Coast Capital, Inc., a venture capital company, since 1988. Since 1991, Mr. Hogue has served as President of Martex Oil and Gas, Inc. In 1983, Mr. Hogue formed Mayco Petroleum, Inc., for which he served as President until 1988. Early in his career, Mr. Hogue served as a driller for Leatherwood Company and as a core engineer for Sargent Diamond Bit, Inc. Subsequently, Mr. Hogue became President and major shareholder of a diamond bit manufacturing company. In the late 1970s, Mr. Hogue served for four years as President of Union Crude Oil Company, an exploration and drilling company, and for two years as Vice President of Independent Producers Marketing Company, a crude oil supply and transportation company. Mr. Hogue has participated in drilling or furnishing services for over 3,000 wells in Texas, Oklahoma, New Mexico, Louisiana and Colorado.

     Peter Lucas became Senior Vice President and Chief Financial Officer of Cotton Valley and all of its subsidiaries in August 1995. From May 1992 to July 1995, Mr. Lucas served as Chief Financial Officer to Canmax, Inc., a publicly traded company that developed software for oil and gas retailers. Mr. Lucas is a member of the Canadian Institute of Chartered Accountants. Mr. Lucas received his tax and accounting training at Coopers & Lybrand, which he left in

1984 to form his own tax practice. Six years later, Mr. Lucas' practice was merged into Coopers & Lybrand, with whom he was a partner until April 1992. He holds a bachelor of commerce degree from the University of Alberta.

     C. Ronald Burden joined Cotton Valley in April 1996. From July 1994 until he joined Cotton Valley, Mr. Burden served as Petroleum Geologist for Texakoma Oil and Gas in Dallas, Texas. He was an independent oil and gas consultant from September 1993 to July 1994. From November 1990 to September 1993, Mr. Burden was Exploration Manager for Enron Oil and Gas Corp. at Tyler, Texas. He has spent the past 25 years developing and managing oil and gas exploration projects in West Texas, Alaska, offshore Texas, offshore Louisiana, South Texas and particularly specializing in recent years in the East Texas Basin. Mr. Burden is a member of the American Association of Petroleum Geologists. He is a graduate of Texas Tech University with a master's degree in Geology.

     Wayne T. Egan is a partner with Weir & Foulds in the securities law section for more than the past five years. He holds an L.L.B. from Queen's University and a Bachelor of Commerce from the University of Toronto, and is a member of the Canadian Bar Association. Weir & Foulds serves as Cotton Valley's corporate counsel. See "Legal Matters."

     Michael Kamis has served Cotton Valley as a director since November 1996. Mr. Kamis has a Bachelor of Science degree in Petroleum Engineering from the University of Wyoming. He has held increasingly responsible positions throughout the world with oil and gas producers and service companies. Currently and continuously since 1985, Mr. Kamis serves as president of Apex Energy Consultants, Inc., of Calgary, Alberta, which provides reserve and economic evaluations to the petroleum industry and financial institutions. In this capacity, Mr. Kamis has managed reservoir and production studies in Canada, Southeast Asia, Europe, North Africa, Central America, Australia, and the U.S.

     Richard J. Lachcik has practiced law with the Toronto law firm of Weir & Foulds since 1988. He currently serves as the partner in charge of the securities law section. Mr. Lachcik is a graduate of Queen's University with an L.L.B., holds a B.A. from the University of Toronto, and is a member of the Ontario Bar. Weir & Foulds serves as Cotton Valley's corporate counsel. See "Legal Matters."

Audit Committee

     Cotton Valley's board of directors has established an Audit Committee to be comprised entirely of independent directors. The functions of the Audit Committee are to make recommendations to the board of directors regarding the engagement of Cotton Valley's independent accountants and to review with management and the independent accountants Cotton Valley's financial statements, basic accounting and financial policies and practices, audit scope and competency of accounting personnel. Members of the Audit Committee are appointed annually by the board of directors and serve at the discretion of the board of directors until their successors are appointed or their earlier resignation or removal.

Compensation Committee

     Cotton Valley's board of directors has established a Compensation Committee to be comprised entirely of independent directors. The functions of the Compensation Committee are to review and recommend to the board of directors the compensation, stock options and employment benefits of all officers of Cotton Valley, to administer Cotton Valley's employee stock option plan, to fix the terms of other employee benefit arrangements and to make awards under such arrangements. Members of the Compensation Committee are appointed annually by the board of directors and serve at the discretion of the board of directors until their successors are appointed or their earlier resignation or removal.

Director Compensation

     Directors who are not Cotton Valley employees receive $500 per meeting of the board and $500 per committee meeting not held on the same date as a board meeting. Directors are permitted to accept stock in lieu of cash. Employee directors receive no extra compensation for service on the board.

Executive Compensation

     The following table sets forth the compensation paid or to be paid to Cotton Valley's executive officers, directly or indirectly, for services rendered in all capacities for the period from inception to June 30, 1995, and fiscal 1996:




                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation(1)
                                                  ----------------------
   Name and Principal Position       Year              Salary       Other Annual
   ---------------------------       ----              ------       ------------
                                                                    Compensation
                                                                    ------------
Eugene A. Soltero, Chairman of the   1996        $115,000             $0
   Board and Chief Executive Officer 1995         $25,000             $0

James E. Hogue, President and Chief  1996        $115,000             $0
   Operating Officer                 1995         $25,000             $0

Peter Lucas, Senior Vice President   1996        $101,500             $0
   and Chief Financial Officer       1995              $0             $0

C. Ronald Burden, Senior Vice        1996         $22,000             $0
   President of Exploration          1995              $0             $0
--------------------------
(1) Certain of Cotton Valley's executive officers receive personal benefits in addition to salary. The aggregate amounts of these benefits, however, do not exceed the lesser of $50,000 or 10% of the total annual salary reported for the executives.

     Cotton Valley does not have employment contracts with any of its executive officers.

     The following table sets forth information regarding options granted to executive officers under Cotton Valley's employee stock option plan in fiscal 1996:


                            Option Grants in Last Fiscal Year
(Individual Grants)

       Name                Number of          Percent of Total
       ---- Securities(1) Underlying        Options Granted to  Exercise or   Expiration
                     Options Granted  Employees in Fiscal Year   Base Price      Date
                     ---------------  ------------------------   ----------      ----
Eugene A. Soltero       200,000                 25.0%              $1.83     July 1, 2000
James E. Hogue          200,000                 25.0%              $1.83     July 1, 2000
Peter Lucas             200,000                 25.0%              $1.83     July 1, 2000
C. Ronald Burden        200,000                 25.0%              $1.83     July 1, 2000

   ----------------------
   (1)         Shares of common stock


     The  following  table  sets  forth  information   regarding  the  value  of
unexercised options held by executive officers as of June 30, 1996. No options were exercised during fiscal 1996.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                Number of Securities(1) Underlying  Value of Unexercised In-the-Money
                     Unexercised Options at FY-End                  Options at FY-End
Name                     Exercisable/Unexercisable          Exercisable/Unexercisable
----                     -------------------------          -------------------------
Eugene A. Soltero            200,000/0                          $0/$0
James E. Hogue               200,000/0                          $0/$0
Peter Lucas                  200,000/0                          $0/$0
C. Ronald Burden             200,000/0                          $0/$0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1995, Cotton Valley issued a total of 1,840,001 shares to Eugene A. Soltero and James E. Hogue for pre-incorporation services to Cotton Valley. In December 1995, Cotton Valley issued an additional 80,000 shares of common stock each to Eugene A. Soltero and James E. Hogue for pre-incorporation services. In December 1995, Cotton Valley issued 150,000 shares of common stock each to Peter Lucas and C. Ronald Burden for post-incorporation services to Cotton Valley.

     During the year ended June 30, 1996, Cotton Valley granted to senior employees options that enable the employees to purchase 800,000 common shares of Cotton Valley for $1.83 per share until July 1, 2000.

     During the years ended June 30, 1996 and 1995, Cotton Valley paid management fees to two corporations controlled by senior officers of Cotton Valley, aggregating $160,000 and $50,000, respectively. In addition, Cotton Valley has received advances from these two companies which total $171,709 at June 30, 1996. As of March 31, 1997, $149,710 of the advances remained outstanding. The advances are unsecured and without interest and are payable after June 30, 1997.

     During the years ended June 30, 1996 and 1995, Cotton Valley purchased legal services in the approximate amounts of $40,000 and $50,000, respectively, from Weir and Foulds. Most of the legal services are provided by Richard Lachcik and Wayne Egan, directors of Cotton Valley.

     The foregoing transactions were on no less favorable terms than could have been obtained from unaffiliated third parties. Any future transactions between Cotton Valley and its affiliates will be approved by a majority of disinterested directors and will be on terms no less favorable to Cotton Valley than those which could be obtained from unrelated third parties.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of Cotton Valley's Common Stock as of May 23, 1997, and as adjusted to reflect the sale of Units in this offering, by (i) each person who "beneficially" owns more than 5% of all outstanding shares of Common Stock, (ii) each Cotton Valley director and executive officer, and (iii) all directors and executive officers of Cotton Valley as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership of their shares. Percentages in the table "After This Offering" do not assume exercise of Warrants.


                                   Amount and Nature of       Percentage of Outstanding
              Name                 Beneficial Ownership              Common Stock
              ----                 --------------------              ------------
                                                          Currently      After This Offering
                                                          ---------      -------------------
Eugene A. Soltero (1)                   2,955,199 (4)        23.9%             20.9%
James E. Hogue (1)                      2,985,199 (5)        24.2%             21.1%
Peter Lucas (1)                           350,000 (6)         2.9%              2.5%
C. Ronald Burden (1)                      390,000 (7)         3.2%              2.8%
Wayne T. Egan (2)                          50,000 (8)         0.4%              0.4%
Michael Kamis (3)                          50,000 (8)         0.4%              0.4%
Richard J. Lachcik (2)                     50,000 (8)         0.4%              0.4%
All directors and executive officers
   as a group (seven persons)           6,830,398 (9)        51.8%             45.6%

Royal Trust Corporation (10)              750,000             6.2%              5.4%
Liviakis Financial Communications,      2,237,000 (11)       18.4%             16.0%
   Inc.(11)

               ----------------------


(1) The address of Messrs. Soltero, Hogue, Lucas and Burden is 8350 North Central Expressway, Suite M2030, Dallas, Texas 75206.

(2) The address of Messrs. Egan and Lachcik is Suite 1600, 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J5

(3) The address of Mr. Kamis is Suite 700, 816-8 Avenue SW, Calgary, Alberta, Canada T2P 3P2.

(4) Includes 200,000 shares of common stock subject to an employee stock option and the following shares, beneficial ownership of which is disclaimed:
     710,000 shares of common stock owned by the Soltero Family Limited Partnership, 256,000 shares of common stock and 83,333 warrants owned by Mr. Soltero's wife and 1,640,866 held as attorney under a voting trust agreement. See "Principal Shareholders--Voting Trust Agreement."

(5) Includes 200,000 shares of common stock subject to an employee stock option and the following shares, beneficial ownership of which is disclaimed:
     740,000 shares of common stock owned by the Hogue Family Limited Partnership, 241,000 shares of common stock and 83,333 warrants held by Mr. Hogue's wife and 1,640,866 held as attorney under a voting trust agreement. See "Principal Shareholders--Voting Trust Agreement."

(6) Includes 200,000 shares of common stock subject to an employee stock option and 75,000 shares owned by Mr. Lucas' wife, beneficial ownership of which is disclaimed.

(7) Includes 200,000 shares of common stock subject to an employee stock option.

(8)  Includes 50,000 shares of common stock subject to an employee stock option.

(9) Includes 1,116,666 shares subject to options or warrants and 3,281,732 held as attorney under a voting trust agreement.

(10) The address of Royal Trust Corporation Inc. is Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5.

(11) Includes 100,000 shares to be issued for services, and the following shares, beneficial ownership of which is disclaimed: 125,000 shares owned by an officer of Liviakis. The address of Liviakis Financial Communications, Inc. is 2420 'K' Street, Sacramento, CA 95816.

Liviakis

     Cotton Valley entered into an agreement effective November 7, 1996 and ending January 2, 1998 with Liviakis Financial Communications, Inc. of Sacramento, California ("Liviakis"). Liviakis will advise and assist in the development and implementation of materials to inform the financial community about Cotton Valley, introduce Cotton Valley to the financial community, assist in dissemination of news releases and investor relations materials, assist in presentations to stockholders, brokers, dealers and others, respond to public inquiries, conduct meetings, review corporate strategy and identify acquisition candidates. Liviakis will play no role in this offering. In consideration of Liviakis' services, Cotton Valley has sold a total of 500,000 shares of Common Stock to Liviakis and an officer of Liviakis for $.75 per share and agreed to issue 1,490,000 shares of Common Stock, of which 1,390,000 shares have been issued, to Liviakis. Cotton Valley also granted Liviakis and an officer of Liviakis warrants to purchase 500,000 shares of Common stock from January 2, 1998, until November 8, 2001, at $.80 per share. Liviakis will receive no cash compensation or reimbursement. Based on the value of Common Stock on the Canadian Dealing Network at the time the contract was negotiated, Cotton Valley will record an expense of $1,087,700 during the year ended June 30, 1997. Liviakis has agreed to vote its shares for directors nominated by Messrs. Soltero and Hogue. Cotton Valley has agreed to file a registration statement before the end of 1997 which includes theCommon Stock held by Liviakis.

Voting Trust Agreement

     Unaffiliated parties that transferred their interests in the Texas and Alabama properties to Cotton Valley in exchange for securities provided a Power of Attorney to Eugene A. Soltero and James E. Hogue to vote 3,281,732 shares of common stock held by such property contributors in the attorneys' discretion between January 1, 1996, and January 1, 2001. Each property contributor may transfer to unrelated third parties the common stock subject to the Voting Trust Agreement at any time. The Power of Attorney provided by each of the property contributors to Messrs. Soltero and Hogue expires with respect to the common stock transferred by any property contributor.

                            DESCRIPTION OF SECURITIES

General

     Cotton Valley is authorized to issue an unlimited number of shares of common stock, without par value, and an unlimited number of shares of preferred stock, without par value, issuable in series. As of the date of this prospectus, Cotton Valley's issued and outstanding capital securities consist of 12,061,272 shares of Common Stock and 3,467,906 options and warrants to acquire Common Stock (including 600,000 shares of Common Stock to be issued to Liviakis Financial Communications, Inc. for cash and services). After giving effect to this offering, the capitalization of Cotton Valley will consist of 12,061,272 shares of Common Stock, maximum 300,000 Units, 1,800,000 shares of Common Stock and 1,800,000 Warrants underlying the Units, 980,000 employee stock options and 1,887,906 options and warrants issued in Canadian financings and 600,000 shares to be issued to Liviakis Financial Communications, Inc. In addition, the Placement Agents will be issued warrants to purchase up to 30,000 Units at a price equal to 120% of the initial public offering price per Unit. See
"Principal Shareholders", "Description of Securities--Other Options and Warrants," "Plan of Placement" and note 5 of Notes to Financial Statements.

     Cotton Valley's common shares trade "over-the-counter" on NASD's bulletin board under the symbol "CTVYF" and "over-the-counter" in Canada on the Canadian Dealing Network under the symbol "CVZC". Cotton Valley has applied for listing of its Common Stock on the Toronto Stock Exchange.

Units

     Each Unit consists of six shares of Common Stock and six Warrants. The Common Stock and the Warrants will be immediately separated from the Units upon issue.

Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. They are entitled to receive dividends when and as declared by the board of directors out of legally available funds and to share ratably in the assets of Cotton Valley legally available for distribution upon liquidation, dissolution or winding up.

     Holders of Common Stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. The Common Stock underlying the Units offered by this prospectus will be, when issued and paid for, fully paid and nonassessable.

     Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to Common Stock and preferred stock can elect all of Cotton Valley's directors. The board of directors is empowered to fill any vacancies on the board of directors created by resignations, subject to quorum requirements.

     All shareholder action is taken by vote of a majority of voting shares of the capital stock of Cotton Valley present at a meeting of shareholders at which a quorum (a majority of the issued and outstanding shares of the voting capital stock) is present in person or by proxy. Directors are elected by a plurality vote.

     For certain fundamental changes, the corporate legislation under which Cotton Valley was formed may require each class of outstanding stock to vote separately.

     As of April 15, 1997, Cotton Valley had 1,375 record holders of its Common Stock, 244 of whom have United States addresses.

Preferred Stock

     Cotton Valley's Articles of Amalgamation authorize its board of directors to issue an unlimited number of preferred shares in one or more series and to fix the rights, priorities, preferences, qualifications, limitations and restrictions, including the dividend rates, conversion rates, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any terms of the designation of such series, without any further vote or action by the shareholders. Issuing preferred shares could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of the Common Stock.

     Cotton Valley has no present plans to issue any preferred stock. Pursuant to Policy 5.2 issued by the Ontario Securities Commission, Cotton Valley may not issue any preferred stock without the advance written consent of the Ontario Securities Commission.

Warrants

     Each Warrant entitles the holder to purchase one share of Common Stock for $2.08 (125% of the offering price) per share until April 30, 2000. The Warrants are immediately exercisable and are transferable separately from the Common Stock.

     The Warrants do not confer upon the holder any voting, dividend or other rights of a stockholder of Cotton Valley.

     The Warrants are subject to redemption by Cotton Valley after October 1, 1997, upon 30 days written notice, at a price of $0.01 per Warrant provided that the closing sale or bid price per share of Cotton Valley Common Stock equals or exceeds $4.16 (250% of the offering price) per share for 20 of 30 consecutive trading days ending within 15 days of the date notice of redemption is given.

     Cotton Valley must have a currently effective registration statement on file with the Securities and Exchange Commission in order for a Warrant holder to be able to exercise his Warrants. Cotton Valley will endeavor to maintain such current effective registration. Necessarily there can be no assurance that Cotton Valley will, at all times during the life of the Warrants, be able to maintain such registration, and in the event it is unable to do so, the Warrants will not then be exercisable. Additionally, the exercise of the Warrants is subject to the requirement that the Common Stock issuable upon exercise be registered or qualified for sale under applicable state securities laws in the states where Warrant holders reside. There can be no assurance that Cotton Valley will be able to comply with applicable state laws where all Warrant holders reside.

Other Options and Warrants

Employee Stock Options. Cotton Valley is authorized to issue shares of Common Stock under its employee stock option plan to employees, officers, directors, consultants and other service providers, provided that insiders must not in aggregate hold options exceeding 10% of the outstanding shares. As of the date of this prospectus, options have been granted to acquire a total of 980,000 shares for $1.83 per share. These options expire in 1999 and 2000.

Canadian Financings. In connection with financing activities completed in Canada and the acquisition of Arjon, Cotton Valley granted options and warrants as reflected in the table below. At April 30, 1997, 1,887,906 options or warrants were outstanding. Each option or warrant entitles the holder to purchase one share of common stock at the prices set forth in the table.


    Number      Exercise Price Cdn$  Exercise Price US $    Expiration Date
    ------      -------------------  -------------------    ---------------
     1,329,485         $2.75                $2.00        December 31, 1997
       100,000         $2.25                $1.64        April 30, 1998
        91,755         $2.25                $1.64        December 31, 1997

       366,666         $1.00                $0.73        December 31, 1999

Liviakis

     In connection with a financial consulting agreement, the Company granted warrants to Liviakis Financial Communications, Inc. of Sacramento, California to purchase 500,000 shares of Common Stock for $.80 per share from January 2, 1998 until November 7, 2001. The Company has reserved for issuance an additional 100,000 shares of Common Stock to be earned under the Liviakis Consulting Agreement.

Transfer Agent and Registrar

     The transfer agent and registrar for Cotton Valley's Common Stock is Equity Transfer Services Inc., Toronto, Ontario, Canada. Cotton Valley intends to appoint Continental Stock Transfer and Trust Company of Jersey City, New Jersey, as United States transfer agent.

                       SECURITIES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, maximum 13,861,272 shares of Common Stock, including the maximum 1,800,000 shares of Common Stock underlying the Units, (but not underlying the Warrants) will be outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act. However, shares purchased by an affiliate (in general, a person who is in a control relationship with Cotton Valley) will be subject to the limitations of Rule 144 promulgated under the Securities Act. 9,204,318 shares of Common Stock are registered on Form 20-F and currently eligible for sale without restriction. This does not include shares held by affiliates. Subject to the limitations of Rule 144, restricted securities will be freely transferable upon expiration of the applicable one-year holding period and other provisions. In addition, Cotton Valley has granted 3,467,906 warrants or options to purchase Common Stock. See "Capitalization," "Management" and "Principal Shareholders."

     Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one-year holding provisions, including persons who may be deemed affiliates of Cotton Valley, may sell restricted securities in brokers' transactions or directly to market makers, provided the number of shares sold in any three-month period is not more than the greater of 1% of the total shares of Common Stock then outstanding (approximately 130,000 shares of Common Stock immediately after this offering) or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Cotton Valley without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two-year holding period, to be sold in brokers' transactions or directly to market makers, subject to the volume limitations described above.

     Prior to this offering, a very limited public market has existed for any of the Securities in the United States. No predictions can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

     Cotton Valley intends to file a registration statement under the Securities Act covering shares of Common Stock available for issuance under the employee stock option plan. See "Description of Securities--Other Options and Warrants--Employee Stock Options." Such registration statement relating to the employee stock option plan is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing. As of the date of this prospectus, 980,000 shares are subject to outstanding options under the employee stock option plan.

                        CERTAIN INCOME TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations for United States Residents

     The following is a summary of certain of the Canadian federal income tax considerations which will generally be applicable to holders of common stock ("U.S. residents") who are residents of the United States for the purposes of the Canada-United States Income Tax Convention (1980) ("the Convention") and are not residents of Canada for the purposes of the Income Tax Act (Canada) ("the Canadian Tax Act"), who deal at arm's length with Cotton Valley for the purposes of the Canadian Tax Act and who do not use or hold and are not deemed to use or hold such common stock in, or in the course of, carrying on a business in Canada. This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder, proposed amendments thereto publicly announced by the Minister of Finance, Canada, prior to the date hereof, and the provisions of the Convention as in effect on the date hereof.

     This summary is of general nature only and is not intended to be legal or tax advice to any particular U.S. resident. Accordingly, U.S. residents should consult with their own tax advisors for advice with respect to their own particular circumstances.

     A U.S. resident will not be subject to tax in Canada on any capital gain realized on a disposition of the Securities unless the value of the Securities constitutes "taxable Canadian property" of the U.S. resident and the value of the Securities is derived principally from real property situated in Canada. The value of these Securities is not derived principally from real property situated in Canada.

     Dividends paid or credited or deemed to be paid or credited to a U.S. resident in respect of the common stock will generally be subject to Canadian withholding tax. The Income Tax Act (Canada) requires 25% tax withholding from any dividends paid or deemed to be paid to non-Canadian shareholders. However, under the Convention, the rate of Canadian withholding tax which would apply on dividends paid by Cotton Valley to a resident of the United States is (i) 6% with respect to dividends paid in 1996 and 5% thereafter if the beneficial owner of the dividends is a company which owns at least 10% of the voting stock of Cotton Valley, and (ii) 15% in all other cases.

United States Federal Income Tax Considerations

     The following is a general description of the material United States federal income tax consequences applicable to U.S. holders of the Securities. The following discussion deals only with Securities held as a capital asset by U.S. holders. It does not deal with special situations, such as those of foreign persons, dealers in securities, financial institutions, life insurance companies, holders whose "functional currency" is not the United States dollar, or certain "straddle" or hedging transactions. A "U.S. holder" is (i) a citizen (not resident in Canada pursuant to the convention) or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any state thereof (including the District of Columbia) or (iii) a person otherwise subject to United States federal income tax on its worldwide income. Prospective purchasers are urged to consult their tax advisors regarding the particular tax consequences arising under any state or local law.

     The gross amount of a distribution with respect to common stock will include the amount of any Canadian federal income tax withheld and will be includible in gross income as a taxable dividend to the extent of Cotton Valley's current and accumulated earnings and profits (calculated under United States tax principles), as a return of capital to the extent in excess of such earnings and profits and not in excess of the holder's tax basis in the common stock, and as capital gain to the extent of any balance. Dividends will not be eligible for the dividends-received deduction. Holders generally will be entitled, subject to certain limitations, to a credit against their United States federal income tax for Canadian federal income taxes withheld from such dividends. Holders may claim a deduction for such taxes if they do not elect to claim such foreign tax credit.

     If a dividend distribution is paid in Canadian dollars, the amount includible in income will be the United States dollar value, on the date of receipt, of the Canadian dollar amount distributed. Any subsequent gain or loss in respect of such Canadian dollars arising from exchange rate fluctuations will be ordinary income or loss.

     The sale of common stock will generally result in the recognition of gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted basis in such common stock. Gain or loss upon the sale of the common stock will be long-term or short-term capital gain or loss, depending on whether the common stock has been held for more than one year.

     Special rules are applicable to United States persons holding stock in a "passive foreign investment company" (PFIC), any foreign corporation of which at least 75% of its gross income for the taxable year is passive income (the "Income Test") or at least 50% by value of the assets it holds during the taxable year produce or are held for the production of passive income (the "Asset Test"). For that purpose, "passive income" includes the excess of gains over losses from certain commodities transactions, including certain transactions involving oil and gas. Gains from commodities transactions, however, are generally excluded from the definition of passive income if "substantially all" of a merchant's, producer's or handler's business is as an active merchant, producer or handler of such commodities.

     Cotton Valley believes it is not currently and will not become a PFIC. However, the application of the PFIC provisions of the Internal Revenue Code of 1986, as amended (the "Code"), to oil and gas producers is somewhat unclear. Therefore, no assurance can be made regarding the PFIC status of Cotton Valley.

     If Cotton Valley were a PFIC, a U.S. holder of common stock would be subject to a special tax regime with respect to certain dividends and with respect to gain on a disposition of such shares (including a gift or pledge of shares). Such income would be allocated ratably over the holder's holding period for the shares, would be taxed, in the year of dividend or disposition, at ordinary income tax rates (using the highest tax rate in effect for each period to which the income is allocated), and would be subject to an interest charge reflecting the deferral of tax from the year to which the income was allocated to the year of dividend or disposition.

     Purchasers of Units are urged to consult their tax advisors regarding the potential application of the matters described above.

                                PLAN OF PLACEMENT

     Cotton Valley will offer the Securities offered hereby only by its officers and directors and through licensed securities dealers (the "Placement Agents") in the United States who are members of the National Association of Securities Dealers, Inc. ("NASD") or who reside outside the United States and agree to be bound by NASD guidelines, pursuant to the terms and subject to the conditions contained in an agreement (the "Placement Agent Agreement") between Cotton Valley and the Placement Agents, for whom National Securities Corporation (the "Lead Placement Agent") is acting as lead. A ten percent (10%) commission shall be paid to the Placement Agents.
        Cotton Valley has agreed to pay the Placement Agents a nonaccountable expense allowance of 1.8% of the gross amount of the Units sold by them (maximum $54,000 upon the sale of the Units offered). Each Placement Agent's expenses in excess thereof will be paid by such Placement Agent. To the extent that the expenses of the placement are less than that amount, such excess shall be deemed to be additional compensation to the Placement Agents.

        Payment for Units sold through Placement Agents shall be made to Cotton Valley as set forth in the Placement Agent Agreement. Purchases arranged by Placement Agents will be closed at Cotton Valley's offices in Dallas, Texas on one or more dates (the "Closing Dates"), no earlier than ten business days following the date this prospectus is effective, as requested by any Placement Agents upon 48 hours written notice to Cotton Valley. Placement Agents may deduct their commissions and non-accountable expense allowance when sending in clients' orders. Any commissions and non-accountable expense allowances payable not deducted from payments made for Units will be remitted by Cotton Valley to Placement Agents within five business days after each Closing Date. Payments for Units sold directly by officers and directors of Cotton Valley shall be made to the Company c/o Weir & Foulds, 2 First Canadian Place, Toronto, Ontario, M5X 1J5, Attn: Wayne Egan. Cotton Valley may accept or reject any order to purchase Units in whole or in part. Pursuant to an agreement with a Placement Agent, Cotton Valley has reserved $2,500,000 of Units until five days after this prospectus is effective and $1,000,000 of Units until fifteen days prior to the termination of this offering. See "Business and Properties--Recent Developments."

Placement Agents' Warrants

     Upon the closing of this offering, Cotton Valley has agreed to sell to the Placement Agents, for nominal consideration, 30,000 Warrants (the "Placement Agents' Warrants"). The Placement Agents' Warrants are exercisable at 120% of the public offering price per Unit for a two-year period commencing one year from the date of this offering. The Placement Agents' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this offering except to the officers of the Placement Agents and their successors and dealers participating in the offering and/or their partners or officers. The Placement Agents' Warrants will contain antidilution provisions providing for appropriate adjustment of the number of shares subject to the Placement Agents' Warrants under certain circumstances. The holders of the Placement Agents' Warrants have no voting, dividend or other rights as shareholders of Cotton Valley with respect to shares underlying the Placement Agents' Warrants until the Placement Agents' Warrants have been exercised.

     For the term of the Placement Agents' Warrants, the holders thereof will be given the opportunity to profit from a rise in the market value of Cotton Valley's shares, with a resulting dilution in the interest of other shareholders. The holders of the Placement Agents' Warrants can be expected to exercise the Placement Agents' Warrants at a time when Cotton Valley would, in all likelihood, be able to obtain needed capital by an offering of its unissued shares on terms more favorable to Cotton Valley than those provided by the Placement Agents' Warrants. Such facts may adversely affect the terms on which Cotton Valley can obtain additional financing. Any profit realized by the Placement Agents on the sale of the Placement Agents' Warrants or shares issuable upon exercise of the Placement Agents' Warrants may be deemed additional compensation.

Indemnification

     The Selling Agreement provides for indemnification between Cotton Valley and the Placement Agents against certain civil liabilities, including liabilities under the Securities Act. In addition, the Placement Agents' Warrants provide for indemnification among Cotton Valley and the holders of the Placement Agents' Warrants and underlying shares against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934.

Determination of Offering Price

     The initial public offering price of the Units was determined by negotiation between Cotton Valley and the Lead Placement Agent. The factors considered in determining the public offering price include Cotton Valley's business potential and earnings prospects, the oil and gas industry and the general condition of the securities markets at the time of the offering and the closing bid price of Cotton Valley's Common Stock on June__, 1997. The offering price does not bear any relationship to Cotton Valley's assets, revenue, book value, net worth or other recognized objective criteria of value. The number of shares of Common Stock into which Units may be converted, and the exercise price of the Warrants, was determined by negotiation between Cotton Valley and the Placement Agent.

Toronto Stock Exchange

     Cotton Valley has applied to list its Common Stock on the Toronto Stock Exchange. No assurance can be given that the Securities will be listed, that a market for the Securities will develop or, if it does develop, that it will be maintained.

                        LIMITATIONS ON DIRECTOR LIABILITY

     Under the securities law of the Province of Ontario, a right of action is given for damages for a "misrepresentation" contained in a prospectus at the time of purchase against every director of the issuer at the time the prospectus or its later amendment was filed. A misrepresentation is defined to mean an untrue statement of material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Every person who purchases the security offered by the prospectus during the period of distribution is deemed to have relied upon the misrepresentation if it was a misrepresentation at the time of purchase.

     The general defense available for directors to such an action is proof by the director that the purchaser purchased the securities with knowledge of the misrepresentation. In addition, specific defenses are available to directors provided a director can demonstrate that the prospectus was filed without the director's knowledge and consent and reasonable general notice was given on becoming aware of the filing. In addition, a director may also avoid liability for a misrepresentation in a prospectus if the director did not believe, as to the non-expertised portion of the prospectus, that a representation is false or misleading, and if the director conducted a reasonable investigation so as to provide reasonable grounds for belief that there had been no misrepresentation (the due diligence defense).

     A director of Cotton Valley is also subject to potential liability under the Ontario Business Corporations Act ("OBCA"). The OBCA requires every director of a corporation in exercising the director's power and discharging the director's duties to act honestly and in good faith with a view to the best interests of the corporation. In addition, every director of a corporation is required in exercising his or her powers and discharging his or her duties to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Failure to meet these duties will result in a director becoming liable for actions taken on behalf of the corporation. A director may be indemnified by a corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director in respect of any civil, criminal or administrative action or proceeding to which the director is made a party by reason of being or having been a director of the corporation, if the director acted honestly and in good faith with a view to the best interests of the corporation.



                                  LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby will be passed upon for Cotton Valley by Weir & Foulds, 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J5. Certain legal matters will be passed upon for the Placement Agents by Maurice J. Bates, L.L.C., 8214 Westchester, Suite 500, Dallas, Texas 75225.

                                     EXPERTS

     The financial statements of Cotton Valley at June 30, 1996, and for the period then ended appearing in this prospectus have been audited by Hein + Associates, LLP, independent certified public accountants, as set forth in their report appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The reserve report of K&A Energy Consultants, Inc. of the proved reserves and future net revenues attributable to Cotton Valley's properties in the Cheneyboro Field and the reserve report of Wendell & Associates of the proved reserves and projected estimated future production and revenue for the Movico Field summarized in this prospectus, have been so included in reliance upon the authority of such firms as experts in petroleum engineering.

                             ADDITIONAL INFORMATION
Cotton Valley has filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the Securities. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

     The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. Copies of the registration statement may also be inspected without charge at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of the registration statement may be obtained by mail, at prescribed rates, from the SEC's Public Reference Branch at 450 Fifth Street, NW, Washington, DC 20549.

     Cotton Valley is currently a foreign private issuer as defined under the Securities Exchange Act. Upon filing a registration statement on Form SB-2, Cotton Valley entered the reporting system for small business issuers. Consequently, Cotton Valley files periodic reports, proxy statements and other information with the SEC under the small business disclosure system. The periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference facility and regional offices referred to above.

     Cotton Valley will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

     Cotton Valley has applied to list its Common Stock on the Toronto Stock Exchange, notwithstanding that Cotton Valley may not meet the basic requirements for such listing. If Cotton Valley's application is accepted, then reports, proxy statements and other information concerning Cotton Valley will be available for inspection at the principal office of the Toronto Stock Exchange at 2 First Canadian Place, Toronto, Ontario, Canada. There is no assurance Cotton Valley's Securities will be accepted for listing.


                      ------------------------------------






     Certificates representing Units will be delivered against payment on or about a date that is longer than the third business day following the date of this prospectus ("T+3"). Prospective investors should note that the ability to settle secondary market trades of Units will be affected by a settlement period longer than T+3.

     The enforcement by investors of civil liabilities under securities laws of the United States may be affected adversely by the fact that Cotton Valley is incorporated under the laws of the Province of Ontario, Canada, that some or all of its officers and directors may be residents of Canada and that some or all of the Placement Agents or the experts named in the registration statement may be residents of Canada.

                                    GLOSSARY

In this prospectus, the following terms have the meanings indicated:

API - The density (weight per volume) of crude oil on a scale adopted by the American Petroleum Institute. On the API scale, the higher the density the lighter the oil.

3-D Seismic - The method by which a three-dimensional image of the earth's subsurface is created through the interpretation of collected seismic data. 3-D seismic surveys allow for a more detailed understanding of the subsurface than do conventional seismic surveys and contribute significantly to field appraisal, development and production.

Bbl - Barrels of oil.

Commercial Quantities Well - A well that will make a profit over the cost of operating the well.

Completion - The casing, perforation, stimulation and installation of permanent equipment for the production of oil and gas. Completion costs are the costs incurred for the services, equipment and labor required therefor.

Development Well - A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Exploratory Well - A well drilled to find a new reservoir in a field previously found to be productive of oil and gas in another reservoir, or to extend a known reservoir. Generally, an exploratory well is any well that is not a development well, a service well or a stratigraphic test well as defined below.

Gas Well - A well capable of producing gas as its primary product.

Gross Acres or Gross Wells - The total acres or well, as the case may be, in which a working interest is owned.

Injection Well - A well used to inject a gas or liquid into a reservoir with a view to enhance or replace the natural reservoir drive to increase or maintain production from nearby productive wells.

Mcf - One thousand cubic feet of gas.

Net Acres - Calculated by multiplying the number of gross acres in which a party has an interest by the fractional interest of the party in each such acre.

Net Revenue Interest - The share of revenues from oil and/or gas production net of all other interests burdening the gross revenues such as landowner's royalty and overriding royalties, etc.

Oil and Gas Lease - Contractual right to enter onto lands to explore for, develop and produce oil and gas. An oil and gas lease is real property.

Oil Well - well capable of producing oil as its primary product.

Producer or Productive Well - A well that is producing oil or gas or that is capable of production.

Proved Reserves - The estimated quantities of crude oil and gas, condensate and gas liquids recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i) Reservoirs are considered proved if economic produceability is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and
     (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii) Reserves which can be produced economically through application of improved recovery techniques such as fluid injection are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)Estimates of proved reserves do not include (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves", (B) crude oil, gas and gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors, (C) crude oil, gas and gas liquids that may occur in undrilled prospects or (D) crude oil, gas and gas liquids that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Developed Reserves - Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Reserves - Reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves are not attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Undeveloped Acreage - Oil and gas acreage (including, in applicable instances, rights in one or more horizons which may be penetrated by existing well bores, but which have not been tested) to which Proved Reserves have not been assigned by petroleum engineers.

Water Flood - A method of injecting water into a reservoir to enhance or replace the natural reservoir drive.

Working Interest - The operating interest in an Oil and Gas Lease which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

                       COTTON VALLEY RESOURCES CORPORATION

                          INDEX TO FINANCIAL STATEMENTS



AUDITED FINANCIAL  STATEMENTS
 as of June 30, 1996 and for the periods
 ended June 30, 1996 and 1995

Independent Auditor's Report                                           F-2
Consolidated Balance Sheet                                             F-3
Consolidated Statements of Operations                                  F-4
Consolidated Statements of Shareholder' Equity (Deficit)               F-5
Consolidated Statements of Cash Flows                                  F-6
Notes to Consolidated Financial Statements                             F-7

Supplementary Information (Unaudited)
as of June 30, 1996

Estimates of Natural gas and Oil Reserves                             F-13

FINANCIAL STATEMENTS (UNAUDITED)
as of March 31, 1997 and for the periods ended March 31, 1997 and 1996

Condensed Consolidated Balance Sheet (Unaudited)                      F-15
Condensed Consolidated Statements of Operations (Unaudited)           F-16
Condensed Consolidated Statements of Cash Flows (Unaudited)           F-17
Notes to Unaudited Condensed Consolidated Financial Statements        F-18

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Cotton Valley Resources Corporation
(Formerly Cotton Valley Energy Limited)
Dallas, Texas



We have audited the consolidated balance sheets of Cotton Valley Resources Corporation (formerly Cotton Valley Energy Limited) (a development stage company) as of June 30, 1996, and the consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1996, the period from February 15, 1995 (date of incorporation) to June 30, 1995 and the period from February 15, 1995 to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1996, and the results of its operations and cash flows for the year ended June 30, 1996, the period from February 15, 1995 to June 30, 1995 and the period from February 15, 1995 to June 30, 1996 in accordance with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has had no significant revenues from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HEIN + ASSOCIATES LLP

Dallas, Texas
November 1, 1996

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                           CONSOLIDATED BALANCE SHEET
                          (Expressed in U. S. Dollars)

                                  June 30, 1996


                                     ASSETS


CURRENT ASSET - Cash                                                        $         803,070

PROVED OIL AND GAS PROPERTIES  (full cost method)                                  11,140,724

OFFICE EQUIPMENT, net of accumulated depreciation of
   $1,684                                                                              35,536
                                                                            -----------------

            Total Assets                                                      $    11,979,330
                                                                               ==============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITY -  Accounts payable                                       $         516,689

LONG-TERM DEBT                                                                        586,049

ADVANCES FROM RELATED PARTIES                                                         171,709

DEFERRED INCOME TAXES                                                               1,588,000

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value, authorized-unlimited, issued - none                       -
   Common stock, no par value, authorized-unlimited, issued -
9,191,596 shares                                                                    9,879,160
   Deficit accumulated in development stage                                          (762,277)
            Total Stockholders' Equity                                              9,116,883

            Total Liabilities and Stockholders' Equity                      $      11,979,330

                                                                            =================














                      See accompanying notes to these financial statements

                               COTTON VALLEY RESOURCES CORPORATION
                                  (a development stage company)


                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Expressed in U. S. Dollars)



                                                                        PERIOD FROM      PERIOD FROM
                                                                        FEBRUARY 15,     FEBRUARY 15,
                                                        YEAR ENDED        1995 TO          1995 TO
                                                      JUNE 30, 1996    JUNE 30, 1995    JUNE 30, 1996
                                                      -------------    -------------    -------------

REVENUE - Interest income                            $        5,386    $          - $          5,386

EXPENSES:
   General and administrative                               965,776           74,917        1,040,693
   Interest                                                 138,970            -              138,970
                                                           --------         --------       ----------
          Total Expenses                                  1,104,746           74,917        1,179,663
                                                          ---------         --------        ---------

LOSS BEFORE INCOME TAXES                                 (1,099,360)         (74,917)      (1,174,277)

INCOME TAX BENEFIT                                          387,000           25,000          412,000
                                                       --------------   --------------     ----------

NET LOSS                                               $   (712,360)    $    (49,917)    $   (762,277)
                                                        =============    =============   =============

NET LOSS PER SHARE                                   $         (.06)    $        -
                                                     ==============     ==========

WEIGHTED AVERAGE SHARES                                  11,403,000       10,655,000

                                                       ============     ============























                       See accompanying notes to these financial statements

                                 COTTON VALLEY RESOURCES CORPORATION
                                    (a development stage company)

                      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM FEBRUARY 15, 1995 TO JUNE 30, 1996
                                    (Expressed in U. S. Dollars)


                                                                                                        DEFICIT
                                                                                                      ACCUMULATED
                                                           COMMON STOCK          SPECIAL   SHARES   IN DEVELOPMENT
                                                           SHARES       AMOUNT   SHARES    AMOUNT        STAGE             TOTAL
                                                           ------       ------   ------    ------        -----             -----
Issued upon incorporation to officers  ($.003 per share) $ 560,001       1,401   2,100,000 $   8        $  -           $      1,409
Issued March 10, 1995 for the potential acquisition of
subsequently abandoned oil and gas properties
   (621,600 shares issued and 310,800 shares canceled         -
$.003 per share) (Note 5)                                  310,800         777        -        -           -                    777
Issued March 10, 1995 for the acquisition of oil and gas
properties ($1.82 per share)                             3,875,957   7,072,914        -        -           -              7,072,914
Issued June 1, 1995 for cash ($1.00 per share)              10,000      10,000        -        -           -                 10,000
Net loss                                                      -           -           -        -        (49,917)            (49,917)
                                                         ---------   ---------   ---------    --       --------       -------------
BALANCES,  June 30, 1995                                 4,756,758   7,085,092   2,100,000     8        (49,917)          7,035,183

Issued July - December 1995 in connection with  notes
payable ($1.49 per  share)                                 107,258     160,008        -        -           -                160,008
Repayment and conversion to equity of notes payable,
net of amortized discount                                     -        (72,000)       -        -           -                (72,000)
Issued December 29, 1995 to officers upon conversion
of special shares ($.004 per share)                      1,440,000       5,840  (2,100,000)   (8)          -                  5,832
Issued December 29, 1995 as advance for stock offering
costs ($1.49 per share)                                    340,000     506,409        -        -           -                506,409
Issued December 29, 1995 to officers for services
    ($1.49 per share)                                      300,000     446,950        -        -           -                446,950
Sale of shares for cash during April - June 1996 ($1.64
per share)                                               1,272,500   2,089,872        -        -           -              2,089,872
Issued June 14, 1996 upon conversion of debentures
($1.48 per share)                                          288,529     426,474        -        -           -                426,474
Issued June 14, 1996 to former Arjon shareholders
($.21 per share)                                           686,551     146,300        -        -           -                146,300
Share issuance costs                                          -       (915,785)       -        -           -               (915,785)
Net loss                                                      -             -         -        -       (712,360)           (712,360)
                                                         ---------   ---------   ---------    --       --------       -------------
BALANCES,  June 30, 1996                                 9,191,596  $9,879,160        -      $ -    $  (762,277)      $   9,116,883
                                                       ===========   =========   =========   ===    ============      =============

              See accompanying notes to these financial statements

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (Expressed in U. S. Dollars)


                                                                          PERIOD FROM      PERIOD FROM
                                                                         FEBRUARY 15,     FEBRUARY 15,
                                                          YEAR ENDED        1995 TO          1995 TO
                                                         JUNE 30, 1996   JUNE 30, 1995    JUNE 30, 1996
                                                         -------------   -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                              $     (712,360)  $     (49,917)     $  (762,277)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
         Deferred income tax benefit                           (387,000)       ( 25,000)        (412,000)
         Amortization of debt discount                           88,000               -           88,000
         Depreciation                                             1,683               -            1,683
         Common stock issued for services                       446,950           2,181          449,131
         Change in accounts payable                             286,689               -          286,689
         Other                                                    5,843               -            5,843
                                                                  -----           -----            -----
              Net cash used by operating activities            (270,195)        (72,736)        (342,931)

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances from related parties                                107,974          63,736          171,710
   Sale of common stock                                       2,089,872          10,000        2,099,872
   Issuance of convertible debentures                           426,474               -          426,474
   Issuance of note payable subsequently converted into
     convertible debentures                                     146,300               -          146,300
   Costs related to sale of stock and debentures               (409,376)              -         (409,376)
   Issuance of note payable                                     250,000               -          250,000
   Repayment of note payable                                   (250,000)              -         (250,000)
                                                               --------           -----         --------
              Net cash provided by financing activities       2,361,244          73,736        2,434,980

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to oil and gas properties                         (751,759)              -         (751,759)
   Payment of liability related to oil and gas property        (500,000)              -         (500,000)
   Acquisition of office equipment                              (37,220)              -          (37,220)
                                                               --------           -----         --------
             Net cash used by investing activities           (1,288,979)              -      ( 1,288,979)
                                                               --------           -----         --------

INCREASE IN CASH                                                802,070           1,000          803,070

CASH - beginning of period                                        1,000               -             -
                                                               --------           -----         --------

CASH - end of year period                                 $     803,070   $       1,000    $     803,070

SUPPLEMENTAL INFORMATION
   Cash paid for interest                                 $      37,010   $           -   $       37,010
   Liabilities incurred in acquisition of oil and
          gas properties                                        586,049         500,000        1,086,049
   Conversion of debentures to common stock                     426,474               -          426,474
   Retirement of debenture upon merger with Arjon               146,300               -          146,300
   Oil and gas property option acquired with payable                  -         230,000          230,000
   Oil and gas properties acquired with common stock                  -       7,072,914        7,072,914
   Issuance of common stock for stock offering costs            506,409               -          506,409

                        See accompanying notes to these financial statements

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

1.       NATURE OF OPERATIONS
-----------------------------

         The Company was incorporated under the laws of Ontario as Cotton Valley Energy Limited (CVEL) on February 15, 1995. It acquired all of the shares of Cotton Valley Energy Corporation (CVEC), a Nevada corporation, on June 30, 1995 in a one-for-one share and warrant exchange. CVEC was also incorporated in February 1995. CVEL had no substantive activity, so the acquisition of CVEC was accounted for as a recapitalization of CVEL with the net assets of CVEC. These consolidated financial statements have been prepared as if the Company had acquired CVEC at the Company's inception.

         The Company also owns 100% of the outstanding shares of CV Trading Co., a Nevada corporation that was formed to conduct oil and gas trading activities, and Cotton Valley Operating Company, a Texas corporation formed to operate oil and gas wells. Neither of the subsidiaries commenced operations prior to July 1, 1996. Intercompany accounts and transactions are eliminated in consolidation.

         On June 14, 1996, the Company merged with Arjon Enterprises, Inc. (Arjon), an Ontario corporation and reporting issuer in Ontario. As a result of that merger the company's name was changed to Cotton Valley Resources Corporation and a new capital structure was established. Transactions in the accompanying financial statements are reflected as if the resulting capital structure was in existence since inception. Arjon had no business activities and its only asset consisted of convertible debentures of the Company in the principal amount of $146,300. The Company accounted for the transaction as an issuance of stock for the net monetary assets of Arjon accompanied by a recapitalization. Former Arjon shareholders received 686,551 common shares (representing approximately 7.5% of the then outstanding common shares) of the Company.

         The Company is in the development stage and had no revenues from operations through June 30, 1996. The Company's planned principal business activity is to acquire, explore, and develop oil and gas properties. The Company also intends to develop natural gas transportation and marketing projects.

         The recoverability of amounts capitalized for oil and gas properties is dependent upon the identification of economically recoverable reserves, together with obtaining the necessary financing to exploit such reserves and the achievement of profitable operations.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

         Oil and Gas Properties
         ----------------------

         The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized into a "full-cost pool."

         All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization base until the related properties are evaluated. Such unproved properties are assessed periodically and a provision for impairment is made to the full-cost amortization base when appropriate. Sales of oil and gas properties are credited to the full-cost pool unless the sale would have a significant effect on the amortization rate. Abandonments of properties are accounted for as adjustments to capitalized costs with no loss recognized.

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

         The net capitalized costs are subject to a "ceiling test," which limits such costs to the aggregate of the estimated preset value of future net revenues from proved reserves discounted at ten percent based on current economic and operating conditions.

         Revenue Recognition
         -------------------

         Revenue from oil and gas production is recognized in the month the oil or gas is sold.

         Office Equipment
         ----------------

         Office equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

         Foreign Currency Translation
         ----------------------------

         The company's assets and principal activities are in the U.S. and its functional currency is the U.S. dollar. The effects of exchange rate changes on transactions denominated in Canadian dollars or other currencies are charged to operations. Foreign exchange gains or losses were insignificant for all periods presented.

         Income Taxes
         ------------

         The Company  applies  Statement of  Accounting  Standards No. 109 (SFAS
         109). As required by SFAS 109, income taxes provided are for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. Deferred tax assets athe future ies represent tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized.

         Deferred Site Restoration
         -------------------------

         A provision is established for estimated future costs of site restoration of oil and gas production interests, including the removal of production facilities at the end of their useful lifemanagement's based on estimates of the anticipated method and extent of site restoration. The annual charge is determined on the same basis as the depletion and amortization of the underlying asset.

         Net Loss Per Share
         ------------------

         Per share information is based on the weighted average number of common stock and common stock equivalent shares outstanding. As required by the Securities and Exchange Commission rules, all warrants, options, and shares issued within a year prior to the initial filing of a registration statement are assumed to be outstanding for each year presented for purposes of the loss per share calculation.

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

         Cash Flow Statement
         -------------------

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Stock-Based Compensation
         ------------------------

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 - Accounting for Stock-Based Compensation (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value. If the grants are to employees, companies may elect to disclose only the pro forma effect of such grants on net income and earnings per share in the notes to financial statements. The Company expects to adopt the provisions of SFAS 123 in its 1997 fiscal year and to elect the disclosure alternative for employee grants.

         Continuation as a Going Concern
         -------------------------------

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company is in the development stage and has had no significant revenues from operations, which raises substantial doubt about its ability to continue as a going concern. Management is seeking additional financing as described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Use of Estimates
         ----------------

         The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affreported mounts in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves, which as described above may affect the amount at which oil and gas properties are recorded. It is at least reasonably possible those estimates could be revised in the near term and those revisions could be material.

3.       OIL AND GAS PROPERTIES
-------------------------------

         Cheneyboro Field
         ----------------

         The Company acquired approximately 5,000 acres of oil and gas leases in the Cheneyboro Field of Navarro County, Texas during fiscal years 1995 and 1996. The Company issued 3,252,533 common shares, granted 406,567 Class A warrants (see Note 5), and paid $500,000 in cash and a promissory noas of $586,049 consideration. The stock was recorded at $5,935,281, based on the estimated fair value of the properties. The Company determined fair value by reference to an independent engineering firm's rDuring report. the year ended June 30, 1996, the Company capitalized management fees and salaries of $195,476 directly related to the acquisition and proposed development of the property, and incurred other development costs of $127,278.

         Movico Field, Mobile County, Alabama
         ------------------------------------

         The Company acquired an option to acquire a one-quarter interest in 1,280 acres of oil and gas leases in the Movico Field of Mobile County, Alabama in fiscal year 1995. The Company issued 623,424 common shares, granted

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

         77,928 Class A warrants (see Note 5), and agreed to pay $230,000 as conThe stock was recorded at $1,137,635, based on the estimated fair value of the properties. The Company determined fair value by reference to an independent engineering firm's reserve report. The interest in the leases is to be assigned to the Company upon payment of the $230,000 which amount is included in accounts payable in the accompanying balance sheet.

         Sword Unit, Offshore Santa Barbara, California

         The Company has entered into option agreements to acquire a working interest in the Sword Unit, Offshore Santa Barbara, California. The Company has paid $400,000 as of June 30, 1996. To complete the option and acquire the working interest, the Company must pay $8,000,000 in cash and $4,000,000 in marketable securities (which may consist of the Company's common shares) on closing sometime in 1997, and participate in a $4,000,000 letter of credit to fund development. The option has been recorded at cost of $400,000, plus the Company's share of environmental studies of $29,005, for a total of $429,005.

         The economic value of the option is dependent upon, among other things, the Company's ability to raise money to develop the property, the Company's ability to sell a portion of its interest to industry participants in the property, and the completion of environmental studies. In addition, the Company is aware of an anti-drilling sentiment in California, which may increase the difficulty of the Company achieving these objectives.

4.       LONG-TERM DEBT
-----------------------

         The Company has promissory notes payable totaling $586,049 at June 30, 1996 for the unpaid purchase price of the Cheneyboro oil and gas properties (see Note 3). The notes are collateralized by the properties and are due July 17, 1997. Interest is payable quarterly at 12%.


5.       STOCKHOLDERS' EQUITY
-----------------------------

         The Company has an unlimited number of preferred shares authorized, which may be issued in series and include such rights and preferences as authorized by the board of directors. No shares were outstanding as of June 30, 1996.

         Shortly after incorporation, the Company issued 2,100,000 special shares for total cash consideration of $2.00 to officers, which were subsequently exchanged for 1,440,000 common shares of the Company. The special shares were issued in exchange for preferred stock which had been issued upon incorporation of CVEC and subsequently canceled.

         In March 1995, the Company entered into an agreement to acquire 1310 net acres of oil and gas leases in Leon County, Texas. The Company issued 621,600 common shares (of which 310,800 were cancelable by the Company if it did not complete the transaction) and agreed to pay $100,000 cash upon the transfer of title to the leases. Due to concerns that developed during due diligence procedures regarding transferability of title, the Company did not complete the purchase, canceled 310,800 common shares and did not pay the $100,000.

         In connection with the acquisition of oil and gas properties, including the abandoned property referred to above, the Company granted 518,345 Class A warrants. In connection with the issuance of notes payable and debentures, the Company granted 112,390 Class A warrants. The Company also issued 636,250 Class A warrants in conjunction with a private placement of common shares. Each Class A warrant is a right to purchase one common share for $2.00 until December 31, 1997.

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

         Effective January 31, 1996, each 2.5 outstanding shares of the Company's common stock were consolidated into one share and the previously authorized unlimited number of special shares were canceled. The financial statements reflect the consolidation of common shares as if it occurred on inception of the Company.

         In December 1995, the Company issued a total of 300,000 shares of common stock to two officers in exchange for services performed from June 1995 through December 1995. The shares were recorded at $446,950, which represented the estimated value of the shares.

         During the year ended June 30, 1996, the Company granted to senior employees options that enable the employees to purchase 800,000 common shares of the Company for $1.83 per share until July 1, 2000. The Company has granted to the placement agent of the debenture and private placement offerings three-year options to purchase up to 10% of the common shares issued upon conversion of the debentures at a price equal to the conversion price. As a result, the agent has the right to buy 37,741 common shares at $1.48 per share until August 31, 1998; 73,739 common shares at $2.00 per share until December 31, 1997; and 125,000 common shares at $1.64 per share until April 30, 1998.

         In conjunction with the merger with Arjon, a total of 431,755 common shares are issuable to former Arjon shareholders for Arjon warrants in existence prior to the merger. These shares are issuable as follows:


         333,334 common shares until December 31, 1998 at an exercise price of $0.48 per share and 98,421 common shares at an exercise price of $1.64 per share until December 31, 1997.

6.       RELATED PARTY TRANSACTIONS
-----------------------------------

         During the years ended June 30, 1996 and 1995, the Company paid management fees to two corporations controlled by senior officers of the Company, aggregating $160,000 and $50,000, respectively. In addition, the Company has received advances from these two companies which total $171,709 at June 30, 1996. The advances are unsecured and without interest and are payable after June 30, 1997.

7.       INCOME TAXES
---------------------

         The  Company's  deferred  tax  assets  (liabilities)   consist  of  the
following:

                                                                       JUNE 30,
                                                                       --------
                                                                1996             1995
                                                                ----             ----
Deferred tax liabilities:
   Difference in bases of oil and gas properties acquired  $(2,000,000)    $ (2,000,000)
   Costs capitalized for books and deducted for tax            (65,000)              -
                                                               -------          -------
           Total deferred tax liabilities                   (2,065,000)      (2,000,000)
Deferred tax asset (net operating loss carryforwards)          477,000           25,000
           Net deferred tax liability                      $(1,588,000)    $ (1,975,000)
                                                           ===========     ============

         At June 30, 1996, the Company has available net operating loss carryforwards of approximately $1,366,000 to reduce future taxable income. These carryforwards expire from 2002 to 2003.

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

8.       CONCENTRATION OF CREDIT RISK AND  FAIR VALUE OF FINANCIAL INSTRUMENTS
------------------------------------------------------------------------------

         At June 30, 1996, the Company had deposits in one financial institution that were approximately $700,000 in excess of FDIC insurance limits. The Company's financial instruments at June 30, 1996 are cash, accounts payable, long-term debt, advances from related parties and stock warrants and options. Management believes the fair market values of cash and accounts payable approximate carrying values due to the short-term nature of these instruments. Management has estimated the fair values of long-term debt and advances from related parties based on expected discounted cash flows and believes the fair values are not materially different than carrying values. Management does not believe it is practicable to estimate the fair values of options and warrants due to the relatively limited trading activity that occurs in the Company's stock.

9.       SUBSEQUENT EVENTS
--------------------------

         The Company and an underwriter have an engagement letter for a proposed firm commitment underwritten public offering of approximately $7.5 million of securities of the Company. The underwriter would receive compensation of 10% of the public offering price plus an approximate 3% non-expense allowance and a Securities Purchase Warrant, equal to 10% of the number of securities purchased by the underwriters. The engagement letter also provided the underwriter with an option to purchase up to an additional 10% of the aggregate number of securities offered in connection with the offering. The engagement letter is subject to a comprehensive review of the Company's business and prospects by the underwriter.

         The Company issued a private placement memorandum on July 1, 1996 for Units of Working Interest to participate in the drilling of a well on the Cheneyboro property. In this offering the Company is attempting to raise approximately $425,000 to $850,000.

10.      SUPPLEMENTAL INFORMATION (UNAUDITED)
---------------------------------------------

         Costs incurred by the Company with respect to its oil and gas producing activities were set forth below. No significant costs were incurred in exploration activities or in the acquisition of unproved properties.


                                           FOR THE PERIODS ENDED
                                                  JUNE 30,
                                                  --------
                                                 1996        1995
                                                 ----        ----
Proved property acquisition cost           $ 1,110,054   $ 7,802,914
Development costs                              227,754         -
                                          ------------     ---------
              Total                        $ 1,337,808   $ 7,802,914
                                           ===========   ===========


11.      OIL AND GAS RESERVE INFORMATION (UNAUDITED)
----------------------------------------------------

         Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The following estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history.

                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

There can be no assurance that such estimates will not be materially revised in subsequent periods.

The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. The Company's reserves are substantially from undeveloped properties. Accordingly, these estimates are expected to change materially as future information becomes available. The Company's reserves were estimated by independent petroleum engineers. All of the Company's reserves are located onshore in the continental United States.

The following unaudited table sets forth proved oil and gas reserves at June 30, 1996 and 1995, together with changes therein:


                                              OIL AND             NATURAL
                                             CONDENSATE             GAS
                                               (BBLS)              (MCF)
Balance at February 15, 1995                       -                  -
    Purchase of minerals in place             4,294,000         12,882,000
                                             ----------        -----------
Balance at June 30, 1995                      4,294,000         12,882,000
                                             ----------        -----------
Balance at June 30, 1996                      4,294,000  (1)    12,882,000  (1)
                                             ==========       ============

Proved developed reserves at June 30:
     1995                                           -                  -
                                             ==========       ============
     1996                                        93,000            280,000
                                             ==========       ============


         (1) Excludes proved reserve quantities of 482,000 barrels of oil and 573,000 mcf of natural gas subject to an option agreement. The property interests had not been assigned to the Company as of June 30, 1996.

The standardized measure of discounted future net cash flows at June 30, 1996 and 1995 relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process described above are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.
Standardized measure of discounted future net cash flows relating to proved reserves:


                                                                 AT JUNE 30,
                                                           1996               1995
                                                      ------------        -------------
Future cash inflows                                  $ 118,003,000         $ 98,023,000
Future production costs                                (15,013,000)         (13,249,000)
Future development costs                               (12,446,000)         (12,361,000)
                                                      ------------         ------------
Future net cash flows, before income tax                90,544,000           72,413,000
Future income tax expenses                             (30,785,000)         (24,723,000)
                                                      ------------         ------------
Future net cash flows                                   57,759,000           47,690,000
10% discount to reflect timing of net cash flows       (19,315,000)         (17,890,000)
                                                      ------------         ------------
Standardized measure of discounted future net
   cash flows                                        $  40,444,000 (1)     $ 29,800,000 (1)
                                                     =============         ============


                       COTTON VALLEY RESOURCES CORPORATION
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Expressed in U.S. Dollars)

         (1) Excludes approximately $4,000,000 of standardized measure of discounted future net cash flows attributable to an option agreement. The related property interests had not been assigned to the Company as of June 30, 1996.

         Changes in standardized measure of discounted future net cash flows relating to proved reserves:


                                                           FOR THE PERIOD ENDED
                                                                  JUNE 30,
                                                                  --------
                                                          1996             1995
                                                          ----             ----
Standardized measure, beginning of period             $ 29,800,000    $       -
Net change in sales price, net of production costs      11,762,000            -
Accretion of discount                                    2,980,000            -
Purchases of reserves in-place                                   -   45,249,000
Net changes in income taxes                             (4,098,000) (15,449,000)
                                                        ----------- ------------
Standardized measure, end of period                   $ 40,444,000 $ 29,800,000
                                                        ==========   ==========

                      COTTON VALLEY RESOURCES CORPORATION
                         (a development stage company)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                          (Expressed in U.S. Dollars)
                                 March 31, 1997
                                  (Unaudited)

                                     ASSETS
                                     ------


CURRENT ASSETS:
        Cash                                                                  $        57,145
        Accounts receivable                                                            64,145
        Prepaid expenses                                                               32,651
                                                                                -------------
        Total Current Assets                                                          153,941

PROVED OIL AND GAS PROPERTIES (full cost method)                                   12,033,974

OFFICE EQUIPMENT, net of accumulated depreciation of $10,900                           44,562

OTHER ASSETS                                                                          101,520
                                                                                -------------

        Total Assets                                                          $    12,333,997
                                                                                =============

                                LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
        Accounts payable                                                      $       710,184
        Current portion of long-term debt                                             586,049
                                                                              ---------------
        Total Current Liabilities                                                   1,296,233

        ADVANCES FROM RELATED PARTIES                                                 149,710

        DEFERRED INCOME TAXES                                                       1,088,000

        STOCKHOLDERS' EQUITY:
        Preferred Stock, no par value, authorized-unlimited, none issued
        Common Stock, no par value, authorized-unlimited, 11,708,881 issued        11,527,749
        Deficit accumulated in development stage                                   (1,727,695)
        Total Stockholders' Equity                                                  9,800,054
                                                                              ---------------

      Total Liabilities and Stockholders' Equity                                  $12,333,997

                                                                              ===============


                        See accompanying notes to these financial statements

                                COTTON VALLEY RESOURCES CORPORATION
                                   (a development stage company)

                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Expressed in U.S. Dollars)
                                             (Unaudited)


                                                                                     Period from
                                     Period from July 1,  Period  from July 1,  February 15, 1995
                                       1996 to March 31,     1995 to March 31,  to March 31, 1997
                                                   1997                  1996
                                     ------------------   -------------------   -----------------

REVENUE - Oil and gas sales             $        131,986     $              -    $      131,986

EXPENSES:
  Direct costs                                    80,757                    -            80,757
  General and administrative                   1,462,532              741,467         2,497,839
  Interest                                        54,115               41,874           193,085
                                                  ------               ------           -------
  Total Expenses                               1,597,404              783,341         2,771,681
                                               ---------              -------         ---------

LOSS BEFORE INCOME TAXES                      (1,465,418)            (783,341)       (2,639,695)

INCOME TAX BENEFIT                               500,000              275,000           912,000
                                                 -------              -------           -------

NET LOSS                                $       (965,418)     $      (508,341)    $  (1,727,695)
                                        ================      ===============     =============

NET LOSS PER SHARE                      $          (0.07)     $         (0.04)
                                        ================      ===============

WEIGHTED AVERAGE SHARES                       13,390,524            9,923,236
                                          ==============       ==============















                        See accompanying notes to these financial statements

                                COTTON VALLEY RESOURCES CORPORATION
                                   (a development stage company)

                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                    (Expressed in U.S. Dollars)
                                             (Unaudited)


                                                Period from July 1,       Period from July 1,     Period from July 1, 1996 to
                                                1996, to March 31, 1997   1995 to March 31, 1996                to March 1997
                                                -----------------------   ----------------------                -------------

    CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                        $    (965,418)       $    (508,341)                      $(1,727,695)

      Adjustments to reconcile net loss to net
      cash used by operating activities:
        Deferred income tax benefit                        (500,000)            (275,000)                         (912,000)
        Amortization of debt discount                            -                    -                             88,000
        Depreciation                                          9,216                   -                             10,900
        Common stock issued for services                    863,862              446,950                         1,312,993
        Change in accounts payable                          193,495              107,759                           480,184
        Other                                              (204,800)                  -                           (198,957)
                                                           --------            ---------                          --------
    Net Cash Used by Operating Activities                  (603,645)            (228,632)                         (946,575)


    CASH FLOWS FROM FINANCING ACTIVITIES:
      Advances from related parties                         (21,999)             171,709                           149,710
      Sale of common stock                                  889,089                  -                           2,988,961
      Issuance of convertible debentures                         -               415,650                           426,474
      Issuance of note payable subsequently converted
      into convertible debentures                                -               146,300                           146,300
      Costs related to sale of stock and debentures         (14,600)                 -                            (423,976)
      Issuance of note payable                                   -                   -                             250,000
      Repayment of note payable                                  -                   -                            (250,000)
                                                           --------            ---------                          --------
    Net cash provided by financing activities               852,490              733,659                         3,287,469


    CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of oil and gas properties                  (893,250)            (506,027)                       (2,182,229)
    Purchase of other assets                               (101,520)                 -                            (101,520)
                                                       ------------            ---------                         ---------
    Net cash used by investing activities                  (994,770)            (506,027)                       (2,283,749)
                                                       ------------            ---------                         ---------

    INCREASE (DECREASE) IN CASH                            (745,925)              (1,000)                           57,145

    CASH  - Beginning of period                             803,070                1,000                              -

    CASH - End of period                                  $  57,145           $      nil                      $     57,145
                                                         ==========           ==========                      ============

    SUPPLEMENTAL INFORMATION
    Cash paid for interest                               $   35,162           $   18,920                      $     72,172
    Debt incurred in acquisition of oil and gas properties       -                   -                           1,086,049
    Conversion of debentures to common stock                     -                   -                             426,474
    Retirement of debenture upon merger with Arjon               -                   -                             146,300
    Oil and gas property acquired with note payable         355,000                  -                             585,000
    Oil and gas properties acquired with common stock            -                   -                           7,072,914
    Issuance of common stock for stock offering costs            -                   -                             506,409

                          See accompanying notes to these financial statements

                                  COTTON VALLEY RESOURCES CORPORATION
                                     (a development stage company)

                                 NOTE TO CONDENSED FINANCIAL STATEMENTS
                                      (Expressed in U.S. Dollars)
                                              (Unaudited)

    (1) Nature of Business and Basis of Preparation and Presentation

        The Company's primary business focus is the acquisition of ownership interests in, and the production of oil and gas from, existing oil and gas fields that indicate a potential for increased production through rehabilitation.

        The condensed consolidated financial statements of Cotton Valley Resources Corporation and subsidiaries (collectively "the Company") included herein have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, since the Company believes that the disclosures included are adequate to make the information presented not misleading. In the opinion of management, the condensed consolidated financial statements include all adjustments consisting of normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows as of the dates and for the periods presented. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included herein for the fiscal year ended June 30, 1996.

    (2) Common Stock

        During the nine months ended March 31, 1997, Cotton Valley issued 36,888 shares of common stock to individuals for services which was recorded at $30,932, issued 73,750 shares of common stock to settle debts which was recorded at $53,838, issued 1,141,000 shares of common stock to Liviakis Financial Communications, Inc. which was recorded at $832,930, issued 416,667 shares of common stock to former Arjon stockholders on exercise of warrants for $200,449, issued 300,000 shares of common stock in Canadian private placements for proceeds of $235,425 (before deducting costs of $14,600), issued 500,000 shares of common stock to Liviakis Financial
    Communications, Inc. for cash of $375,000, and issued 48,980 shares of common stock to the agent involved in Canadian financings on exercise of agents' options for $78,215.


    (3) Liviakis Financial Communications, Inc.

        During the period, Cotton Valley entered into an agreement with Liviakis Financial Communications, Inc. of Sacramento, California ("Liviakis") to assist and consult with Cotton Valley in matters concerning corporate finance, mergers and acquisitions, and to provide investor communications and public relations services. In consideration of Liviakis' services, Cotton Valley issued a total of 500,000 shares of common stock to Liviakis and an officer of Liviakis for $.75 per share and will issue 1,490,000 shares of its common stock to Liviakis for services of which 1,141,000 shares were issued during this period. Cotton Valley also granted Liviakis and an officer of Liviakis warrants to purchase 500,000 shares of its common stock from January 2, 1998, until November 8, 2001 at $.80 per share. Based on the value of the Company's stock on the Canadian Dealing Network at the time the contract was negotiated, the Company will record an expense of $1,087,700 during the year ended June 30, 1997. The statement of operations for the period ended March 31, 1997 reflects an expense of $559,004 in this regard.

                                INSIDE BACK COVER


                               MAP OF MOVICO AREA

No dealer, salesperson, or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been 300,000 Units authorized by Cotton Valley or the Placement Agents. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities to which it relates in any state to any person to whom it is unlawful to make such offer or solicitation in such state. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in Cotton Valley's affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

           ----------------------

               TABLE OF CONTENTS
                                        Page
Prospectus Summary ................................. 3
Risk Factors........................................ 6
Use of Proceeds ....................................11
Capitalization .....................................12
Dilution ...........................................13
Dividend Policy ....................................14
Market for Common Equity ...........................14
Management's Discussion and Analysis or
   Plan of Operation ...............................15
Business and Properties ............................19
Management .........................................30
Certain Relationships and Related Transactions .....34
Principal Shareholders .............................35
Description of Securities ..........................37
Securities Eligible for Future Sale ................40
Certain Income Tax Considerations ..................41
Plan of Placement ..................................43
Limitations on Director Liability ..................45
Legal Matters ......................................45
Experts ............................................45
Additional Information..............................46
Glossary ...........................................47
Index to Financial Statements .....................F-1

           ----------------------

Until                   , 1997 (25 days after the date of this
prospectus), all dealers effecting transactions in the Units, whether or not participating in this distribution, may be required to deliver a prospectus.

                                 300,000 Units
                                 COTTON VALLEY
                                   RESOURCES
                                  CORPORATION

                                 Consisting of
                           Six Shares of Common Stock
                                      and
                   Six Redeemable Warrants to Purchase Common
                                     Stock



                           ---------------------------
                                   PROSPECTUS
                           ---------------------------


                         NATIONAL SECURITIES CORPORATION
                                      ,1997

                  --------------------------------------------

                                           PART II

                            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

     Cotton Valley has no contract or arrangement that insures or indemnifies a controlling person, director or officer of Cotton Valley which affects his or her liability in that capacity. Cotton Valley's bylaws provide for such indemnification, subject to applicable law.

     If available at reasonable cost, Cotton Valley intends to maintain insurance against any liability incurred by its officers and directors in defense of any actions to which they are made parties by reason of their positions as officers and directors.

Item 25.   Other Expenses of Issuance and Distribution.

     Expenses in connection with the public offering of Securities by Cotton Valley pursuant to this prospectus are as follows:


Securities and Exchange Commission Filing Fee            $  1,496
Toronto  Stock Exchange Listing Fee and Expenses           20,000*
Accounting Fees and Expenses                               20,000*
Legal Fees and Expenses                                    24,000*
Printing and Engraving                                     16,000*
Fees of Transfer Agent and Registrar                        5,000*
Blue Sky Fees and Expenses                                 15,000*
Placement Agents' Nonaccountable Expense Allowance         54,000*
Miscellaneous                                              14,504*
                                                           -------
Total                                                    $170,000*
                                                         =========
---------------------
        *Estimated

Item 26.   Recent Sales of Unregistered Securities.

     The following is a summary of transactions by Cotton Valley since February 15, 1995 (date of incorporation) involving securities which were not registered under the Securities Act. With regard to all of the following transactions, which occurred in the United States, Cotton Valley relied on the exemption from registration under Section 4(2) of the Securities Act afforded on the basis that such transactions do not involve any public offering. The transactions in Canada took place in accordance with documents filed with the Ontario Securities Commission. Management believes that Cotton Valley has complied in all material respects with applicable Canadian securities regulation with respect to all such transactions.

     a) Shares of Common Stock


     Date                         Transaction                         Number      Consideration
     ----                         -----------                         ------      -------------
02/95      To Eugene A. Soltero and James E. Hogue for               1,840,001    $     1,401
             pre-incorporation services
03/95      To unaffiliated parties, for Cheneyboro Property          3,252,533      5,935,279
04/95      To various entities, for subsequently abandoned oil
             gas interests                                             310,800            777
06/95      To two corporations, for Movico Property                    623,424      1,137,635
06/95      To an individual for cash                                    10,000         10,000
12/95      To Dalcun Investments Ltd. and Arjon Enterprises In
                   a $250,000 note and a $146,000 note, net            107,258         88,008


     Date                         Transaction                         Number     Consideration
     ----                         -----------                         ------     -------------
12/95      To Eugene A. Soltero in exchange for pre-incorporation     80,000             2,920
                   services
           To James E. Hogue, for pre-incorporation services          80,000             2,920
           To Peter Lucas, for post-incorporation services           150,000           223,475
           To C. Ronald Burden, for post-incorporation services      150,000           223,475
           To Robert Harris, for services                            100,000           148,944
           To other individuals, for services                        240,000           357,465
04/96      To Royal Trust, for cash (1)                            1,000,000         1,642,291
           To Majendie Securities, Ltd., for cash (1)                 22,500            36,956
           To Cramer & Cie, for cash (1)                             150,000           246,375
           To Tewson Ltd., for cash                                  100,000           164,250
06/96      To debenture holders, on conversion of debenture (2)      288,529           426,474
           To former Arjon shareholders on merger                    686,551           146,300
07/96      To individuals, for services                                4,388             7,207
           To former Arjon shareholders on exercise of warrants        8,344             4,015
11/96      To former Arjon shareholders on exercise of warrants      166,667            80,000
12/96      To individuals for services                                32,500            23,725
           To settle debts                                            73,750            53,838
           To Liviakis Financial Communications, Inc. for services   400,000           292,000
           Canadian Private Placements                               400,000           310,425
           To former Arjon shareholders on exercise of warrants      127,656            61,509
01/97      To former Arjon shareholders on exercise of warrants      114,000            54,925
02/97      To the Canadian Agent on exercise of Agent's Options       48,980            78,215
           To Liviakis for services                                  741,000           540,930
           To Liviakis for cash pursuant to contract                 400,000           300,000
03/97      To former Arjon shareholders in excise of Warrants          6,667            10,951
05/97      To Liviakis for services                                  234,000           170,820
           To Oxford Capital for services                             20,400            37,500
           Canadian Private Placements                                91,324           150,000
           Share issuance costs(3)                                                    (930,385)
                                                              ------------------     ---------

TOTAL ISSUED AND OUTSTANDING                                      12,061,272       $12,040,620
                                                                  ==========       ===========


----------------------

(1) Cotton Valley sold in Canada units, consisting of one common share and one-half a warrant to purchase a common share until December 31, 1997, at Cdn$ 2.75 ($2.00) per share, for Cdn$ 2.25 ($1.64) each.

(2) Cotton Valley sold in Canada convertible debentures which were converted to shares of common stock at the rate Cdn$ 2.02 ($1.48) per share of common stock.

(3) Costs relate to the sale of common shares and units in Canada, the sale of debentures in Canada and the merger with Arjon.


     b) Reserved Shares

     In addition to the shares of Common Stock issued by Cotton Valley, Cotton Valley has reserved for issuance 3,467,906 shares of Common Stock pursuant to:

          (i) 1,266,985 Class A Warrants, where each Class A Warrant entitles the holder to purchase one share of Common Stock until December 31, 1997, at the price of Cdn$ 2.75 ($2.00). These Class A Warrants were issued:

               (a)  636,250 in connection with a sale of units in Canada;

               (b)  112,390 in connection with conversion of debenture; and

               (c) 518,345 in connection with the acquisition of oil and gas interests.

          (ii) 162,500 Agent's Options in connection with the sale of debentures and units. The terms are:

               (a)  62,500 at Cdn$ 2.75 ($2.00) until December 31, 1997; and

               (b)  100,000 at Cdn$ 2.25 ($1.64) until April 30, 1998.

          (iii)980,000 stock options issued to directors and employees. These options are exercisable at Cdn$ 2.50 ($1.83) and expire August 6, 1999 (130,000), November 7, 1999 (50,000) and July 1, 2000
               (800,000).

          (iv) 91,755 Series B Warrants granted to former Arjon shareholders. Each Series B Warrant is exercisable at Cdn$ 2.25 ($1.64) until December 31, 1997.

          (v) 200,000 warrants issued in connection with private placement of shares in December 1996. Each warrant is exercisable at Cdn$ 1.00 ($.73) until December 31, 1999.

          (vi) 500,000 warrants issued to Liviakis Financial Communications, Inc. in connection with a financial consulting contract. Each warrant is exercisable at Cdn$ 1.10 ($.80) from January 2, 1998 until November 7, 2001.

          (vii)100,000 shares of Common Stock to be issued to Liviakis Financial Communications, Inc. for services to be rendered during 1997.

          (viii) 166,666 warrants issued to the spouses of Eugene A. Soltero and James E. Hogue to replace warrants exercised at the request of Cotton Valley. Each warrant is exercisable at Cdn$ 1.00 ($.73) until December 31, 1999.

Item 27.   Exhibits

     The following documents are filed as exhibits to this registration statement:


Exhibit Number Description                                          Sequentially
                                                                  Numbered  Page

     1*   Placement Agent Agreement

     2**  Articles of Amalgamation

     3**  Bylaws

     4(a)** Text and Description of Graphics and Images Appearing on Certificate for Common Stock

     4(b)** Text and Description of Graphics and Images Appearing on Certificate for Warrants

     5**  Opinion of Weir & Foulds

     9**  Voting Trust Agreement, as amended

     10(a)** Property Option Purchase Agreement (Movico)

     10(b)** Letter Agreement with Decker Exploration, Inc. (Movico)

     10(c)** Consulting Agreement with Liviakis Financial Communications, Inc.

     11** Statement regarding computation of per share loss

     21** Subsidiaries

     23(a)** Consent of Weir & Foulds

     23(b)** Consent of Hein + Associates, LLP

     23(c)** Consent of K&A Energy Consultants, Inc.

     23(d)** Consent of Wendell & Associates

     27*  Financial Data Schedule

-----------------------
  *   Filed herewith.
**    Previously filed and incorporated by reference herein.

Item 28.   Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) To provide to the Placement Agent(s) at each closing specified in the Selling Agreement certificates in such denominations and registered in such names as required by the Placement Agents to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

     (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on _____________, 1997.


COTTON VALLEY RESOURCES CORPORATION
        (Registrant)

By:     ___________________________________       By:     ___________________________________
        Eugene A. Soltero                                 Peter Lucas
        Chairman of the Board and Chief Executive         Senior Vice President and Chief Financial
        Officer                                           Officer
        (Principal Executive Officer)                     (Principal Financial and Accounting
                                                          Officer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                             Title                             Date
---------                             -----                             ----
                                      Chairman of the Board and Chief   _______________, 1997
                                      Executive Officer
----------------------------------
Eugene A. Soltero
                                      President, Chief Operating Officer
                                      and Director
----------------------------------
James E. Hogue                                                          _______________, 1997
                                      Senior Vice President and Chief
                                      Financial Officer
----------------------------------
Peter Lucas                                                             _______________, 1997
                                      Senior Vice President of
                                      Exploration
----------------------------------
C. Ronald Burden                                                        _______________, 1997
                                      Director
----------------------------------
Wayne T. Egan                                                           _______________, 1997


                                      Director
----------------------------------
Michael Kamis                                                           _______________, 1997


                                      Director
----------------------------------
Richard J. Lachcik                                                      _______________, 1997
